                                                                     EXHIBIT 4.1

                                                                [Execution Copy]











                         CITIZENS COMMUNICATIONS COMPANY

                                       and

                            THE CHASE MANHATTAN BANK,

                                as Warrant Agent



                                WARRANT AGREEMENT

                            Dated as of June 19, 2001

                                TABLE OF CONTENTS

                                                                            PAGE


 ARTICLE 1 - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.........1

  SECTION 1.01.   Definitions................................................1
  SECTION 1.02.   Compliance Certificates and Opinions......................15
  SECTION 1.03.   Form of Documents Delivered to Warrant Agent..............16
  SECTION 1.04.   Acts of Holders; Record Dates.............................16
  SECTION 1.05.   Notices...................................................17
  SECTION 1.06.   Notice to Holders; Waiver.................................18
  SECTION 1.07.   Effect of Headings and Table of Contents..................19
  SECTION 1.08.   Successors and Assigns....................................19
  SECTION 1.09.   Separability Clause.......................................19
  SECTION 1.10.   Benefits of Agreement.....................................19
  SECTION 1.11.   Governing Law.............................................19
  SECTION 1.12.   Legal Holidays............................................19
  SECTION 1.13.   Counterparts..............................................20
  SECTION 1.14.   Inspection of Agreement...................................20
  SECTION 1.15.   Appointment of Financial Institution  as Agent for
                  the Company...............................................20
  SECTION 1.16.   Fees and Expenses.........................................20

 ARTICLE 2 - CERTIFICATE FORMS..............................................20

  SECTION 2.01.   Forms of Certificates Generally...........................20
  SECTION 2.02.   Form of Warrant Agent's Certificate  of Authentication....21

 ARTICLE 3 - THE SECURITIES.................................................21

  SECTION 3.01.   Amount; Form and Denominations............................21
  SECTION 3.02.   Rights and Obligations Evidenced by the Certificates......22
  SECTION 3.03.   Execution, Authentication, Delivery and Dating............22
  SECTION 3.04.   Temporary Certificates....................................23
  SECTION 3.05.   Registration; Registration of Transfer and Exchange.......24
  SECTION 3.06.   Book-entry Interests......................................25
  SECTION 3.07.   Notices to Holders........................................25
  SECTION 3.08.   Appointment of Successor Depositary.......................26
  SECTION 3.09.   Definitive Certificates...................................26
  SECTION 3.10.   Mutilated, Destroyed, Lost and Stolen Certificates........26
  SECTION 3.11.   Persons Deemed Owners.....................................27
  SECTION 3.12.   Cancellation..............................................28
  SECTION 3.13.   Creation of Treasury Equity Units by Substitution of
                  Treasury Securities.......................................28
  SECTION 3.14.   Reestablishment of Equity Units...........................29
  SECTION 3.15.   Transfer of Collateral upon Occurrence of Termination
                  Event.....................................................31
  SECTION 3.16.   No Consent to Assumption..................................32
  SECTION 3.17.   CUSIP Numbers.............................................32

                                TABLE OF CONTENTS
                                  (continued)


 ARTICLE 4 - THE NOTES AND APPLICABLE OWNERSHIP INTEREST OF THE
            TREASURY PORTFOLIO..............................................32

  SECTION 4.01.   Interest Payments; Rights to Interest Payments Preserved..32
  SECTION 4.02.   Notice and Voting.........................................33
  SECTION 4.03.   Tax Event Redemption......................................34

 ARTICLE 5 - THE WARRANTS...................................................35

  SECTION 5.01.   Purchase of Shares of Common Stock........................35
  SECTION 5.02.   Initial and Additional Remarketing........................37
  SECTION 5.03.   Payment of Purchase Price; Final Remarketing..............38
  SECTION 5.04.   Failed Final Remarketing..................................42
  SECTION 5.05.   Issuance of Shares of Common Stock........................42
  SECTION 5.06.   Adjustment of Settlement Rate.............................43
  SECTION 5.07.   Notice of Adjustments and Certain Other Events............49
  SECTION 5.08.   Termination Event; Notice.................................50
  SECTION 5.09.   Early Settlement..........................................50
  SECTION 5.10.   No Fractional Shares......................................52
  SECTION 5.11.   Charges and Taxes.........................................52

 ARTICLE 6 - REMEDIES.......................................................53

  SECTION 6.01.   Unconditional Right of Holders to Purchase Shares
                  of Common Stock...........................................53
  SECTION 6.02.   Restoration of Rights and Remedies........................53
  SECTION 6.03.   Rights and Remedies Cumulative............................53
  SECTION 6.04.   Delay or Omission Not Waiver..............................53
  SECTION 6.05.   Undertaking for Costs.....................................53
  SECTION 6.06.   Waiver of Stay or Extension Laws..........................54

 ARTICLE 7 - THE WARRANT AGENT..............................................54

  SECTION 7.01.   Certain Duties and Responsibilities.......................54
  SECTION 7.02.   Notice of Default.........................................55
  SECTION 7.03.   Certain Rights of Warrant Agent...........................55
  SECTION 7.04.   Not Responsible for Recitals or Issuance of Securities....57
  SECTION 7.05.   May Hold Securities.......................................57
  SECTION 7.06.   Money Held in Custody.....................................57
  SECTION 7.07.   Compensation and Reimbursement............................57
  SECTION 7.08.   Corporate Warrant Agent Required; Eligibility.............58
  SECTION 7.09.   Resignation and Removal; Appointment of Successor.........58
  SECTION 7.10.   Acceptance of Appointment by Successor....................59
  SECTION 7.11.   Merger, Conversion, Consolidation or Succession to
                  Business..................................................60
  SECTION 7.12.   Preservation of Information; Communications to Holders....60
  SECTION 7.13.   No Obligations of Warrant Agent...........................60

                                TABLE OF CONTENTS
                                  (continued)


  SECTION 7.14.   Tax Compliance............................................61

 ARTICLE 8 - SUPPLEMENTAL AGREEMENTS........................................61

  SECTION 8.01.   Supplemental Agreements Without Consent of Holders........61
  SECTION 8.02.   Supplemental Agreements with Consent of Holders...........62
  SECTION 8.03.   Execution of Supplemental Agreements......................63
  SECTION 8.04.   Effect of Supplemental Agreements.........................63
  SECTION 8.05.   Reference to Supplemental Agreements......................63

 ARTICLE 9 - CONSOLIDATION OR MERGER, SALE OR CONVEYANCE....................63

  SECTION 9.01.   Covenant Not to Consolidate or Merge, Sell or Convey
                  Property Except Under Certain Conditions..................63
  SECTION 9.02.   Rights and Duties of Successor Person.....................64
  SECTION 9.03.   Officers' Certificate and Opinion of Counsel Given
                  to Warrant Agent..........................................65

 ARTICLE 10 - COVENANTS.....................................................65

  SECTION 10.01.  Performance under Warrants................................65
  SECTION 10.02.  Maintenance of Office or Agency...........................65
  SECTION 10.03.  Company to Reserve Common Stock...........................65
  SECTION 10.04.  Covenants as to Common Stock..............................66
  SECTION 10.05.  Statements of Officers of the Company as to Default.......66
  SECTION 10.06.  ERISA.....................................................66

            WARRANT AGREEMENT, dated as of June 19, 2001 (the "AGREEMENT"), between CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the "COMPANY"), and THE CHASE MANHATTAN BANK, a New York banking corporation, acting as warrant agent and attorney-in-fact for the Holders of Securities (as defined herein) from time to time (the "WARRANT AGENT").

                                    RECITALS

            The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

            All things necessary to make the Warrants, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Warrant Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            SECTION 1.01. DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

            (d) the following terms have the meanings given to them in the Remarketing Agreement: (i) Remarketing; and (ii) Remarketing Procedures;

            (e) the following terms have the meanings given to them in this
SECTION 1.01(E):

            "ACT" has the meaning, with respect to any Holder, set forth in
SECTION 1.04.

            "ADDITIONAL REMARKETING" has the meaning set forth in SECTION 5.02.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

            "APPLICABLE AMOUNT" means the aggregate principal amount of the Notes which are components of Equity Units on the Initial Remarketing Date.

            "APPLICABLE MARKET VALUE" has the meaning set forth in Section 5.01.

            "APPLICABLE OWNERSHIP INTEREST" means, with respect to an Equity Unit that includes the treasury portfolio, (A) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in the treasury portfolio that matures on or prior to August 16, 2004; and (B) for the scheduled interest payment on the Notes that occurs on August 17, 2004, in the case of a successful remarketing of the Notes, or for each scheduled interest payment date on the Notes that occurs after the date upon which the Notes are redeemed due to a tax event and on or before August 17, 2004, in the case of a tax event redemption, a 1/40, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in the treasury portfolio that matures on or prior to such date.

            "APPLICABLE SPREAD" means the spread determined as set forth below, based on the Prevailing Rating of the Notes in effect at the close of business on the Business Day immediately preceding the date of a Failed Final Remarketing.


PREVAILING RATING OF THE NOTES                         SPREAD
---------------------------------------------------  -----------

AA/"Aa"...........................................      3.00%
A/"a".............................................      4.00%
BBB/"Baa".........................................      5.00%
Below BBB/"Baa"...................................      7.00%

            "APPLICANTS" has the meaning set forth in SECTION 7.12(B).

            "AUTHORIZED NEWSPAPER" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are legal holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date is currently anticipated to be The Wall Street Journal.

            "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

            "BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Benchmark Treasury will be the bid side rate displayed at 10:00 a.m., New York City time, (i) in case of the first Initial Remarketing on the third Business Day immediately preceding May 17, 2004 and in the case of the Final Remarketing on the third Business day immediately preceding August 17, 2004, on the seventh Business Day immediately preceding the date of such remarketing, and (ii) and in the case of any Additional Remarketing on the fourth Business Day immediately preceding the date on which the Notes will be remarketed, in the Telerate system (or if the Telerate system is (a) no longer available on that date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, (i) in case of the first Initial Remarketing on the third Business Day immediately preceding May 17, 2004 and in the case of the Final Remarketing on the third Business Day immediately preceding August 17, 2004, on the seventh Business Day immediately preceding the date of such remarketing, and
(ii) in the case of any Additional Remarketing, on the fourth Business Day immediately preceding the date of such Remarketing, as applicable, of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

            "BENEFICIAL OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

            "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

            "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Warrant Agent.

            "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in SECTION 3.06.

            "BUSINESS DAY" means, with respect to any security, unless otherwise specified in a Board Resolution and an Officers' Certificate with respect to a particular series of securities, a day that (a) in the Place(s) of Payment (as defined in the Indenture) in which amounts are payable, as specified in the form of such security, and (b) in the city in which the Corporate Trust Office is located, is not a Saturday or Sunday or a day on which banking institutions are authorized or required by law or regulation to close.

            "CASH" shall have the meaning set forth in Article 1 of the Pledge Agreement.

            "CASH SETTLEMENT" has the meaning set forth in Section 5.03(A)(I).

            "CERTIFICATE" means an Equity Units Certificate or a Treasury Equity Units Certificate.

            "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Securities.

            "CLOSING PRICE" has the meaning set forth in SECTION 5.01.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" has the meaning set forth in Article 1 of the Pledge Agreement.

            "COLLATERAL ACCOUNT" has the meaning set forth in Article 1 of the Pledge Agreement.

            "COLLATERAL AGENT" means The Bank of New York, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

            "COLLATERAL SUBSTITUTION" has the meaning set forth in SECTION 3.13.

            "COMMON STOCK" means the Citizens Communications Company common stock, par value $0.25 per share.

            "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

            "CONSTITUENT PERSON" has the meaning set forth in SECTION 5.05(B).

            "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Warrant Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services.

            "COUPON RATE" means the percentage rate per annum at which each Note will bear interest initially and, following a Successful Initial Remarketing or a Successful Final

Remarketing, as the case may be, on and after the Reset Effective Date, the Reset Rate as calculated by the Reset Agent, or following a Failed Final Remarketing, on and after August 17, 2004, the Reset Rate that will be equal to the Two-Year Benchmark Treasury in effect on the Final Remarketing Date plus the Applicable Spread.

            "CURRENT MARKET PRICE" has the meaning set forth in SECTION 5.05(a)(8).

            "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by SECTIONS 3.06, 3.07, 3.08 and 3.09.

            "DEPOSITARY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

            "DTC" means The Depository Trust Company.

            "EARLY SETTLEMENT" has the meaning set forth in SECTION 5.08(A).

            "EARLY SETTLEMENT AMOUNT" has the meaning set forth in SECTION 5.08(a).

            "EARLY SETTLEMENT DATE" has the meaning set forth in SECTION
5.08(A).

            "EARLY SETTLEMENT RATE" has the meaning set forth in SECTION
5.08(B).

            "EQUITY UNIT" means the collective rights and obligations of a Holder of an Equity Units Certificate in respect of the Note or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Warrant; provided, that the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio shall not be subject to the Pledge.

            "EQUITY UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Equity Units specified on such certificate.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

            "EXPIRATION DATE" has the meaning set forth in SECTION 1.04(E).

            "EXPIRATION TIME" has the meaning set forth in SECTION 5.05(A)(6).

            "FAILED FINAL REMARKETING" has the meaning set forth in SECTION 5.03(B).

            "FAILED INITIAL REMARKETING" has the meaning set forth in SECTION 5.02.

            "FINAL REMARKETING" has the meaning set forth in SECTION 5.03(B).

            "FINAL REMARKETING DATE" has the meaning set forth in SECTION
5.03(B).

            "GLOBAL CERTIFICATE" means a Certificate that evidences all or part of the Securities and is registered in the name of a Clearing Agency or a nominee thereof.

            "HOLDER" means, with respect to a Security, the Person in whose name the Security evidenced by a Certificate is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Securities have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Security remains in the form of one or more Global Certificates and if the Depositary which is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Securities are credited on the Record Date, the term "Holder" shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

            "INDENTURE" means the Senior Indenture, dated as of May 23, 2001, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by the Second Supplemental Indenture, dated as of June 19, 2001, pursuant to which the Notes will be issued.

            "INDENTURE TRUSTEE" means The Chase Manhattan Bank, a New York banking corporation, as trustee under the Indenture, or any successor thereto in such capacity.

            "INITIAL REMARKETING" has the meaning set forth in SECTION 5.02.

            "INITIAL REMARKETING DATE" has the meaning set forth in SECTION
5.02.

            "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Warrant Agent.

            "NEW YORK OFFICE" shall have the meaning set forth in SECTION 10.02.

            "NON-ELECTING SHARE" has the meaning set forth in SECTION 5.05(B).

            "NOTES" means the series of Notes issued by the Company under the Indenture.

            "NYSE" means The New York Stock Exchange, Inc.

            "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, its President or one of its Vice Presidents, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Warrant Agent. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (iii) a statement that, in the opinion of each such officer, each such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Warrant Agent or in the case of an Opinion of Counsel delivered under the Pledge Agreement, reasonably acceptable to the Collateral Agent, Securities Intermediary or Custodial Agent, as the case may be. An opinion of counsel may rely on certificates as to matters of fact.

            "OUTSTANDING SECURITIES" means, with respect to any Security and as of the date of determination, all Securities evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

      (i)   If a Termination Event has occurred, (i) Treasury Equity Units and
            (ii) Equity Units for which the underlying Notes have been theretofore deposited with the Warrant Agent in trust for the Holders of such Equity Units;

      (ii) Securities evidenced by Certificates theretofore cancelled by the Warrant Agent or delivered to the Warrant Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

      (iii) Securities evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Warrant Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Securities evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Securities, except that, in determining whether the Warrant Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Warrant Agent knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Warrant Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

            "PAYMENT DATE" means for each year February 17, May 17, August 17, and November 17, commencing August 17, 2001.

            "PERMITTED INVESTMENTS" has the meaning set forth in Section 1.01 of the Pledge Agreement.

            "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

            "PLAN" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

            "PLEDGE" means the pledge under the Pledge Agreement of the principal amount of the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in each case constituting a part of the Securities.

            "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Warrant Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

            "PLEDGED NOTES" has the meaning set forth in the Pledge Agreement.

            "PREDECESSOR CERTIFICATE" means a Predecessor Equity Units Certificate or a Predecessor Treasury Equity Units Certificate.

            "PREDECESSOR EQUITY UNITS CERTIFICATE" of any particular Equity Units Certificate means every previous Equity Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Equity Units evidenced thereby; and, for the purposes of this definition, any Equity Units Certificate authenticated and delivered under SECTION 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Equity Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Equity Units Certificate.

            "PREDECESSOR TREASURY EQUITY UNITS CERTIFICATE" of any particular Treasury Equity Units Certificate means every previous Treasury Equity Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Equity Units evidenced thereby; and, for the purposes of this definition, any Treasury Equity Units Certificate authenticated and delivered under SECTION 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Equity Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Equity Units Certificate.

            "PREVAILING RATING" with respect to the Notes means:

            (1) AA/"Aa" if the Notes have a credit rating of AA- or better by Standard & Poor's Ratings Services and "Aa3" or better by Moody's Investors Service, Inc. or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent (after consultation with the Company);

            (2) if not under clause (1) above, then A/"a" if the Notes have a credit rating of A- or better by Standard & Poor's Rating Services and "A3" or better by Moody's Investors Service, Inc. or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent (after consultation with the Company);

            (3) if not under clauses (1) or (2) above, then BBB/"Baa" if the Notes have a credit rating of BBB- or better by Standard & Poor's Rating Services and "Baa3" or better by Moody's Investors Service, Inc. or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent (after consultation with the Company); or

            (4)   if not under clauses (1), (2) or (3) above, then Below
BBB/"Baa."

            Notwithstanding the foregoing, (A) if (i) the credit rating of the Notes by Standard & Poor's Rating Services shall be on the "Credit Watch" of Standard & Poor's Rating Services with a designation of "negative implications" or "developing", or (ii) the credit rating of the Notes by Moody's Investors Service, Inc. shall be on the "Corporate Credit Watch List" of Moody's Investors Service, Inc. with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of Standard & Poor's Rating Services or Moody's Investors Service, Inc. with a comparable designation, the prevailing ratings of the Notes shall be deemed to be within a range one full level lower in the above table than those actually assigned to the Notes by Moody's Investors Service, Inc. and Standard & Poor's Rating Services and (B) if the Notes are rated by only one rating agency on or before the Remarketing Date, the prevailing rating will at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating of the Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the prevailing rating shall be Below BBB/"Baa."

            "PRIMARY TREASURY DEALER" means a primary U.S. government securities dealer in New York City.

            "PROCEEDS" has the meaning set forth in Article 1 of the Pledge Agreement.

            "PURCHASE PRICE" has the meaning set forth in SECTION 5.01.

            "PURCHASED SHARES" has the meaning set forth in SECTION 5.05(A)(6).

            "QUOTATION AGENT" means (i) Morgan Stanley & Co. Incorporated and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefore another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Company.

            "RECORD DATE" for the interest payable on any Payment Date means, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, the fifteenth day prior to such Payment Date, and for all other purposes means such record date that may be established pursuant to the provisions of SECTION 1.04.

            "REDEMPTION AMOUNT" means, for each Note prior to the Warrant Settlement Date, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the applicable Tax Event Redemption Amount and means, after the Warrant Settlement Date the applicable Tax Event Redemption Amount.

            "REDEMPTION PRICE" means the redemption price per Note equal to the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

            "REFERENCE DEALER" means a dealer engaged in trading of convertible securities.

            "REFERENCE PRICE" has the meaning set forth in SECTION 5.01.

            "REMARKETING AGENT" has the meaning set forth in SECTION 5.02.

            "REMARKETING AGREEMENT" means the Remarketing Agreement, dated as of the date hereof, among the Company and the Remarketing Agent.

            "REMARKETING MATERIALS" means any materials distributed in connection with a Remarketing and approved by the Company.

            "REMARKETING FEE" has the meaning set forth in SECTION 5.02.

            "REORGANIZATION EVENT" has the meaning set forth in SECTION 5.05(B).

            "RESET AGENT" means Morgan Stanley & Co. Incorporated or, if Morgan Stanley & Co. Incorporated is unwilling or unable to act, another nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

            "RESET ANNOUNCEMENT DATE" means, in the case of the Reset Rate to be determined on the first Initial Remarketing Date on the third Business Day immediately preceding May 17, 2004, the tenth Business Day immediately preceding the applicable Reset Effective Date and, in the case of the Reset Rate to be determined on the Final Remarketing Date, the tenth Business Day immediately preceding the Warrant Settlement Date, and in the case of the Reset Rate to be determined on the date of any Additional Remarketing, the third Business Day immediately preceding the date of any such remarketing.

            "RESET EFFECTIVE DATE" means the third Business Day following a Successful Initial Remarketing or August 17, 2004.

            "RESET RATE" means the interest rate per annum (to be determined by the Reset Agent), rounded to the nearest one-thousandth (0.001) of one percent per annum, equal to the sum of (X) the Reset Spread and (Y) the rate of interest on (1) in the case of the Reset Rate to be determined on the Initial Remarketing Date, the Benchmark Treasury in effect on the Initial Remarketing Date or (2) in the case of the Reset Rate to be determined on the Final Remarketing Date, (i) in the case of a Successful Final Remarketing, the Two-Year Benchmark Treasury in effect on the Final Remarketing Date, and (ii) in the case of a Failed Final Remarketing, the Two-Year Benchmark Treasury in effect on the Final Remarketing Date plus the Applicable Spread; provided, however, that the Reset Rate shall not exceed the maximum rate permitted by applicable law and provided further that the Reset Rate shall not be below the initial Coupon Rate.

            "RESET SPREAD" means (a) in the case of the Reset Rate to be determined on the Initial Remarketing Date after a Successful Initial Remarketing, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear, in each case, in order for the Applicable Amount of Notes to have an approximate aggregate market value of 100.25% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, (b) in the case of the Reset Rate to be determined on the Final Remarketing Date after a Successful Final Remarketing, a spread amount determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Notes to have an approximate market value of 100.25% of their liquidation amount, or principal amount, as the case may be, on the Final Remarketing Date, and (c) in the case of the Reset Rate to be determined on the Final Remarketing Date after a Failed Final Remarketing, the Applicable Spread.

            "RESPONSIBLE OFFICER" means, with respect to the Warrant Agent, any officer of the Warrant Agent assigned by the Warrant Agent to administer this Warrant Agreement.

            "SECURITIES INTERMEDIARY" means The Bank of New York, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Securities Intermediary" shall mean such successor.

            "SECURITY" means an Equity Unit or a Treasury Equity Unit, as the case may be.

            "SECURITY REGISTER" and "SECURITIES REGISTRAR" have the respective meanings set forth in SECTION 3.05.

            "SETTLEMENT RATE" has the meaning set forth in SECTION 5.01.

            "STATED AMOUNT" means $25.

            "SUCCESSFUL FINAL REMARKETING" has the meaning set forth in SECTION 5.03(B).

            "SUCCESSFUL INITIAL REMARKETING" has the meaning set forth in
SECTION 5.02.

            "SUPPLEMENTAL REMARKETING AGREEMENT" means the Supplemental Remarketing Agreement between the Company and the Warrant Agent in connection with the remarketing.

            "TAX EVENT" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Notes, there is more than an insubstantial increase in the risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

            "TAX EVENT REDEMPTION" means the redemption of the Notes at the option of the Company upon the occurrence of a Tax Event. Upon such a Tax Event Redemption occurring prior to the Warrant Settlement Date, the Securities Intermediary will use the proceeds from the redemption of the Notes to purchase a portfolio of zero-coupon U.S. Treasury securities that mature one Business Day prior to the Warrant Settlement Date and on the various dates upon which payments would have been due on the Notes.

            "TAX EVENT REDEMPTION AMOUNT" means either (i) if the Tax Event Redemption Date occurs prior to a Successful Initial Remarketing, or, in the event of a Failed Initial Remarketing, prior to the Warrant Settlement Date, the aggregate principal amount of the Notes which are components of Equity Units on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after a Successful Initial Remarketing or, in the event of a Failed Initial Remarketing, on or after the Warrant Settlement Date, the aggregate principal amount of Notes outstanding on such Tax Event Redemption Date.

            "TAX EVENT REDEMPTION DATE" means the date the Tax Event Redemption is effected.

            "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

            "TERMINATION EVENT" means the occurrence of any of the following events:

            (i) at any time on or prior to the Warrant Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Warrant Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

            (ii) a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Warrant Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

            (iii) at any time on or prior to the Warrant Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

            "THRESHOLD APPRECIATION PRICE" has the meaning set forth in SECTION 5.01.

            "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

            "TRADING DAY" has the meaning set forth in SECTION 5.01.

            "TRANSFER AGENT" shall mean Illinois Stock Transfer Company.

            "TREASURY EQUITY UNIT" means, following the substitution of Treasury Securities for Notes as collateral to secure a Holder's obligations under the Warrant, the collective rights and obligations of a Holder of a Treasury Equity Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Warrant.

            "TREASURY EQUITY UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Equity Units specified on such certificate.

            "TREASURY PORTFOLIO" means (1) in connection with the Initial Remarketing, a portfolio of zero-coupon U.S. Treasury securities consisting of
(a) principal or interest strips of U.S. Treasury securities that mature on or prior to August 16, 2004 in an aggregate amount equal to the Applicable Amount and (b) with respect to the scheduled interest payment date on the Notes that occurs on the Warrant Settlement Date, principal or interest strips in U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Amount of the Notes on such date if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as described in Section 4.1 and (2) in connection with a Tax Event Redemption, (a) if the Tax Event Redemption Date occurs prior to August 17, 2004 or prior to the date of any Additional Remarketing or, in the event of a Failed Initial Remarketing, prior to the Warrant Settlement Date, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to August 16, 2004 in an aggregate amount equal to the applicable Tax Event Redemption Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the

Warrant Settlement Date, principal or interest strips of U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Amount of the Notes on such date, and (b) if the Tax Event Redemption Date occurs on or after a Successful Initial Remarketing or, in the event of a Failed Initial Remarketing, on or after the Warrant Settlement Date, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to August 16, 2004 in an aggregate amount equal to the applicable Tax Event Redemption Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Amount of the Notes on such date.

            "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date; and (b) in the case of any Remarketing on or after the Initial Remarketing, or from time to time thereafter, the third Business Day immediately following the date of an Additional Remarketing that is successful for the purchase of the applicable Treasury Portfolio for settlement on the Warrant Settlement Date.

            "TREASURY SECURITIES" means zero-coupon U.S. Treasury securities (CUSIP No. 912820 BK 2) which mature on August 16, 2004.

            "TWO-YEAR BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Remarketing Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 a.m., New York City time, on the Final Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Final Remarketing Date or (b) in the opinion of the Remarketing Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Remarketing Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Remarketing Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the Final Remarketing Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof).

            "UNDERWRITING AGREEMENT" means, the Underwriting Agreement, dated June 13, 2001, between the Company and the underwriters identified therein.

            "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

            "WARRANT" means, with respect to any Security, the contract forming a part of such Security and obligating the Company to sell, and the Holder of such Security to purchase, shares of Common Stock.

            "WARRANT AGENT" means the Person named as the "Warrant Agent" in the first paragraph of this Agreement until a successor Warrant Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Warrant Agent" shall mean such Person.

            "WARRANT SETTLEMENT DATE" means August 17, 2004.

            "WARRANT SETTLEMENT FUND" has the meaning set forth in SECTION 5.04.

SECTION 1.02.     COMPLIANCE CERTIFICATES AND OPINIONS.

            Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Warrant Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Warrant Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Warrant Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 1.03.     FORM OF DOCUMENTS DELIVERED TO WARRANT AGENT.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

            SECTION 1.04.     ACTS OF HOLDERS; RECORD DATES.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Warrant Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to SECTION 7.01) conclusive in favor of the Warrant Agent and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Warrant Agent deems sufficient.

            (c) The ownership of Securities shall be proved by the Equity Units Register or the Treasury Equity Units Register, as the case may be.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Warrant Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

            (e) The Company may set any date as a Record Date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any Record Date is set pursuant to this paragraph, the Holders of the Outstanding Equity Units and the Outstanding Treasury Equity Units, as the case may be, on such Record Date, and no other Holders, shall be entitled to take the relevant action with respect to the Equity Units or the Treasury Equity Units, as the case may be, whether or not such Holders remain Holders after such Record Date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such Record Date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new Record Date for any action for which a Record Date has previously been set pursuant to this paragraph (whereupon the Record Date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any Record Date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such Record Date, the proposed action by Holders and the applicable Expiration Date to be given to the Warrant Agent in writing and to each Holder of Securities in the manner set forth in SECTION 1.06.

            With respect to any Record Date set pursuant to this Section, the Company may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Warrant Agent in writing, and to each Holder of Securities in the manner set forth in SECTION 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any Record Date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such Record Date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable Record Date.

            SECTION 1.05.     NOTICES.

            Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Warrant Agent only upon receipt thereof:

                  If to the Warrant Agent:

                            The Chase Manhattan Bank
                            450 West 33rd Street
                            New York, New York 10001
                            Telecopier No.: (212) 946-8159
                            Attention: Institutional Trust Services

                  If to the Company:

                            Citizens Communications Company
                            3 High Ridge Park
                            Stamford, Connecticut 06905
                            Telecopier No.: (203) 614-4651
                            Attention: Secretary & Treasurer

                  If to the Collateral Agent:

                            The Bank of New York
                            Corporate Trust Division
                            101 Barclay Street, 21st Floor West
                            New York, New York 10286
                            Telecopier No.: (212) 815-5915
                            Attention: Corporate Trust Administration
                                   -   Corporate Finance Unit

                  If to the Indenture Trustee:

                            The Chase Manhattan Bank
                            450 West 33rd Street
                            New York, New York 10001
                            Telecopier No.: (212) 946-8159
                            Attention: Institutional Trust Services


            SECTION 1.06.   NOTICE TO HOLDERS; WAIVER.

            Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Warrant

Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Warrant Agent shall constitute a sufficient notification for every purpose hereunder.

            SECTION 1.07.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 1.08.   SUCCESSORS AND ASSIGNS.

            All covenants and agreements in this Agreement by the Company and the Warrant Agent shall bind their respective successors and assigns, whether so expressed or not.

            SECTION 1.09.   SEPARABILITY CLAUSE.

            In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

            SECTION 1.10.   BENEFITS OF AGREEMENT.

            Nothing contained in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

            SECTION 1.11.   GOVERNING LAW.

            This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 1.12.   LEGAL HOLIDAYS.

            In any case where any Warrant Settlement Date or Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Securities), Warrants shall not be performed and Early Settlement shall not be effected on such date, but Warrants shall be performed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Warrant Settlement Date or Early Settlement Date, as applicable, provided that no interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Warrant Settlement Date or Early Settlement Date, as applicable, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Warrant Settlement Date or Early Settlement Date, as applicable.

            SECTION 1.13.   COUNTERPARTS.

            This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

            SECTION 1.14.   INSPECTION OF AGREEMENT.

            A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

            SECTION 1.15.   APPOINTMENT OF FINANCIAL INSTITUTION
                            AS AGENT FOR THE COMPANY.

            The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Warrant Agent and the Holders, under this Agreement and the Warrants, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

            SECTION 1.16.   FEES AND EXPENSES.

            Except to the extent otherwise provided for by SECTION 3.14, the Company shall pay all fees and expenses related to (1) the retention of the Collateral Agent and the Securities Intermediary and (2) the enforcement by the Warrant Agent of the rights of the holders of the Equity Units and Treasury Equity Units.

                                   ARTICLE 2

                                CERTIFICATE FORMS

            SECTION 2.01.   FORMS OF CERTIFICATES GENERALLY.

            The Certificates (including the form of Warrant forming part of each Security evidenced thereby) shall be in substantially the form set forth in EXHIBIT A hereto (in the case of Certificates evidencing Equity Units) or EXHIBIT B hereto (in the case of Certificates evidencing Treasury Equity Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates but which do not affect the rights, duties or immunities of the Warrant Agent.

            The definitive Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Securities evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

            Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

            "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            SECTION 2.02.   FORM OF WARRANT AGENT'S CERTIFICATE
                            OF AUTHENTICATION.

            The form of the Warrant Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the applicable Certificates.

                                   ARTICLE 3

                                 THE SECURITIES

            SECTION 3.01.   AMOUNT; FORM AND DENOMINATIONS.

            The aggregate number of Securities evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 18,400,000, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to SECTION 3.04, 3.05, 3.10, 3.13, 3.14, 5.08 or 8.05.

            The Certificates shall be issuable only in registered form and only in denominations of a single Equity Unit or Treasury Equity Unit and any integral multiple thereof.

            SECTION 3.02.   RIGHTS AND OBLIGATIONS EVIDENCED BY THE
CERTIFICATES.

            Each Equity Units Certificate shall evidence the number of Equity Units specified therein, with each such Equity Unit representing (1) the ownership by the Holder thereof of a beneficial interest in a Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Warrant. The Warrant Agent as attorney-in-fact for, and on behalf of, the Holder of each Equity Unit shall pledge, pursuant to the Pledge Agreement, the principal portions (and not the interest payments accruing on) each Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, forming a part of such Equity Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in the principal portions (and not the interest payments accruing on) each such Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Warrant to purchase shares of Common Stock.

            Upon the formation of a Treasury Equity Unit pursuant to SECTION 3.13, each Treasury Equity Units Certificate shall evidence the number of Treasury Equity Units specified therein, with each such Treasury Equity Unit representing (1) the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Warrant.

            Prior to the purchase of shares of Common Stock under each Warrant, such Warrants shall not entitle the Holder of a Security to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

            SECTION 3.03.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

            Subject to the provisions of SECTIONS 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Warrant Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Warrant Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

            The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer. The signature of any of these officers on the Certificates may be manual or facsimile.

            Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

            No Warrant evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Warrant Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Warrant Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Warrants evidenced by such Certificate.

            Each Certificate shall be dated the date of its authentication.

            No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Warrant Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

            SECTION 3.04.   TEMPORARY CERTIFICATES.

            Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in EXHIBIT A or EXHIBIT B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Equity Units or Treasury Equity Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates but which do not affect the rights, duties or immunities of the Warrant Agent.

            If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Securities as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities, evidenced thereby as definitive Certificates.

            SECTION 3.05.   REGISTRATION; REGISTRATION OF TRANSFER AND
EXCHANGE.

            The Warrant Agent shall keep at the Corporate Trust Office a register (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Warrant Agent shall provide for the registration of Certificates and of transfers of Certificates (the Warrant Agent, in such capacity, the "SECURITY REGISTRAR"). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Equity Units and Treasury Equity Units.

            Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Equity Units or Treasury Equity Units, as the case may be.

            At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Equity Units or Treasury Equity Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

            All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Equity Units or Treasury Equity Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Equity Units or Treasury Equity Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

            Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Warrant Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to SECTIONS 3.06 and 8.05 not involving any transfer.

            Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Warrant Agent, and the Warrant Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Warrant Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Warrant Agent shall:

            (i) if the Warrant Settlement Date has occurred, upon receipt of shares of Common Stock from the Company's Transfer Agent, deliver the shares of Common Stock issuable in respect of the Warrants forming a part of the Securities evidenced by such other Certificate; or

            (ii) if a Termination Event shall have occurred prior to the Warrant Settlement Date, transfer the Notes, the Treasury Securities, or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of ARTICLE 5 hereof.

            SECTION 3.06.   BOOK-ENTRY INTERESTS.

            The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in SECTION 3.09. If the terms of such agreement are reasonably acceptable to the Warrant Agent, the Warrant Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to SECTION 3.09:

            (i) the provisions of this SECTION 3.06 shall be in full force and effect;

            (ii) the Company and the Warrant Agent shall be entitled to deal with the Depositary for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

            (iii) to the extent that the provisions of this SECTION 3.06 conflict with any other provisions of this Agreement, the provisions of this SECTION 3.06 shall control; and

            (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants. The Depositary will make book-entry transfers among Depositary Participants.

            SECTION 3.07.   NOTICES TO HOLDERS.

            Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

            SECTION 3.08.   APPOINTMENT OF SUCCESSOR DEPOSITARY.

            If the Depositary elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Securities.

            SECTION 3.09.   DEFINITIVE CERTIFICATES.

          If:

            (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed within 90 days after such discontinuance pursuant to SECTION 3.08; or

            (ii) the Company elects after consultation with the Warrant Agent to terminate the book-entry system for the Securities, then (x) definitive Certificates shall be prepared by the Company with respect to such Securities and delivered to the Warrant Agent and (y) upon surrender of the Global Certificates representing the Securities by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Securities of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

            SECTION 3.10.   MUTILATED, DESTROYED, LOST AND STOLEN
CERTIFICATES.

            If any mutilated Certificate is surrendered to the Warrant Agent, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Equity Units or Treasury Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Certificate has been acquired by a "protected" purchaser (as defined in Article 8 of the UCC), the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Equity Units or Treasury Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

            Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Warrant Agent, and the Warrant Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Warrant Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Warrant Agent shall:

                  (1) if the Warrant Settlement Date has occurred, upon receipt of shares of Common Stock from the Company's Transfer Agent, deliver the shares of Common Stock issuable in respect of the Warrants forming a part of the Securities evidenced by such Certificate; or

                  (2) if a Termination Event shall have occurred prior to the Warrant Settlement Date, transfer the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

            Upon the issuance of any new Certificate under this Section, the Company and the Warrant Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

            Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

            The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

            SECTION 3.11.   PERSONS DEEMED OWNERS.

            Prior to due presentment of a Certificate for registration of transfer, the Company and the Warrant Agent, and any agent of the Company or the Warrant Agent, may treat the Person in whose name such Certificate is registered as the owner of the Security evidenced thereby, for the purpose of receiving interest on the Treasury Securities, the Notes, or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, performance of the Warrants and for all other purposes whatsoever, whether or not any interest on the Treasury Securities, the Notes, or Treasury Portfolio, as applicable, constituting a part of the Security evidenced thereby, shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by notice to the contrary.

            Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate.

            SECTION 3.12.   CANCELLATION.

            All Certificates surrendered for delivery of shares of Common Stock on or after the Warrant Settlement Date, upon the transfer of Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of that term) of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of Equity Units shall, if surrendered to any Person other than the Warrant Agent, be delivered to the Warrant Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Warrant Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Warrant Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Warrant Agent shall be disposed of in accordance with its customary practices.

            If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Warrant Agent cancelled or for cancellation.

            SECTION 3.13. CREATION OF TREASURY EQUITY UNITS BY SUBSTITUTION OF TREASURY SECURITIES.

            Subject to the conditions set forth in this Agreement, a Holder may separate the Notes, as applicable, from the related Warrants in respect of such Holder's Equity Units by substituting for such Notes, as the case may be, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of such Notes, as applicable (a "COLLATERAL SUBSTITUTION"), at any time from and after the date of this Agreement and prior to or on the fifth Business Day immediately preceding the Warrant Settlement Date. To effect such substitution, the Holder must:

            (i) deposit with the Securities Intermediary Treasury Securities having an aggregate amount at maturity equal to the aggregate principal amount of the Notes; and

            (ii) transfer the related Equity Units to the Warrant Agent accompanied by a notice to the Warrant Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Warrant Agent instruct the Collateral Agent to release the Notes underlying such Equity Units, whereupon the Warrant Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

            Upon receipt of the Treasury Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the release of such Notes from the Pledge, free and clear of the Company's security interest therein, and the transfer of such Notes to the Warrant Agent on behalf of the Holder. Upon receipt thereof, the Warrant Agent shall promptly:

            (i)   cancel the related Equity Units;

            (ii)  transfer the Notes, as the case may be, to the Holder; and

            (iii) authenticate, execute on behalf of such Holder and deliver a Treasury Equity Units Certificate executed by the Company in accordance with SECTION 3.03 evidencing the same number of Warrants as were evidenced by the cancelled Equity Units.

            Holders who elect to separate the Notes from the related Warrants and to substitute Treasury Securities for such Notes, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

            Holders may make Collateral Substitutions (i) only in integral multiples of 40 Equity Units. If a Tax Event Redemption or a Successful Initial Remarketing has occurred, Holders may no longer convert their Equity Units into Treasury Equity Units.

            In the event a Holder making a Collateral Substitution pursuant to this SECTION 3.13 fails to effect a book-entry transfer of the Equity Units or fails to deliver Equity Units Certificates to the Warrant Agent after depositing Treasury Securities with the Collateral Agent, any distributions on the Notes constituting a part of such Equity Units, as the case may be, shall be held in the name of the Warrant Agent or its nominee in trust for the benefit of such Holder, until such Equity Units are so transferred or the Equity Units Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Warrant Agent that such Equity Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Warrant Agent and the Company.

            Except as described in this SECTION 3.13 and except as necessary to effect the Pledge, for so long as the Warrant underlying an Equity Unit remains in effect, such Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the Warrant comprising such Equity Unit may be acquired, and may be transferred and exchanged, only as an Equity Unit.

            SECTION 3.14.   REESTABLISHMENT OF EQUITY UNITS.

            Subject to the conditions set forth in this Agreement, a Holder of Treasury Equity Units may reestablish Equity Units at any time prior to or on the seventh Business Day immediately preceding the Warrant Settlement Date, unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, by:

            (i) depositing with the Collateral Agent Notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Treasury Equity Units; and

            (ii) transferring the related Treasury Equity Units to the Warrant Agent accompanied by a notice to the Warrant Agent, substantially in the form of Exhibit C hereto, (a) stating that the Holder has transferred the relevant amount of Notes to the Collateral Agent and (b) requesting that the Warrant Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Equity Units, whereupon the Warrant Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Notes described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company's security interest therein, and the transfer to the Warrant Agent on behalf of the Holder. Upon receipt thereof, the Warrant Agent shall promptly:

            (i) cancel the related Treasury Equity Units;

            (ii) transfer the Treasury Securities to the Holder; and

            (iii) authenticate, execute on behalf of such Holder and deliver an Equity Units Certificate executed by the Company in accordance with
      Section 3.03 evidencing the same number of Equity Units as were evidenced by the cancelled Treasury Equity Units.

            Holders who elect to re-establish Equity Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the reestablishment, and the Company shall not be responsible for any such fees or expenses.

            Holders of Treasury Equity Units may only re-establish Equity Units in integral multiples of 40 Treasury Equity Units and only if a Tax Event Redemption or a Successful Initial Remarketing has not occurred.

            In the event a Holder re-establishing Equity Units pursuant to this
SECTION 3.14 fails to effect a book-entry transfer of the Treasury Equity Units or fails to deliver a Equity Certificate to the Warrant Agent after depositing the Notes with the Collateral Agent, the Treasury Equity Securities constituting a part of such Treasury Equity Units shall be held in the name of the Warrant Agent or its nominee in trust for the benefit of such Holder, until such Treasury Equity Units are so transferred or the Equity Certificate is so delivered, as the case may be, or, with respect to a Certificate for Treasury Equity Units, such Holder provides evidence satisfactory to the Company and the Warrant Agent that such Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

            Except as provided in this SECTION 3.14 and except as necessary to effect the Pledge, for so long as the Warrant underlying a Treasury Equity Unit remains in effect, such Treasury Equity Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Equity Unit in respect of the 1/40 of a Treasury Security and the Warrant comprising such Treasury Equity Unit may be acquired, and may be transferred and exchanged, only as a Treasury Equity Unit.

            SECTION 3.15. TRANSFER OF COLLATERAL UPON OCCURRENCE OF TERMINATION EVENT.

            Upon the occurrence of a Termination Event and the transfer to the Warrant Agent of the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Equity Units and the Treasury Equity Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Warrant Agent shall request transfer instructions with respect to such Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of EXHIBIT D hereto, mailed to such Holder at its address as it appears in the Security Register.

            Upon book-entry transfer of the Equity Units or the Treasury Equity Units or delivery of an Equity Units Certificate or Treasury Equity Units Certificate to the Warrant Agent with such transfer instructions, the Warrant Agent shall transfer the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Equity Units or Treasury Equity Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided, however, that, to the extent that a Holder of Equity Units or Treasury Equity Units would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Warrant Agent shall dispose of such securities for cash using a customary method (and shall have no liability relating to the amount of cash so received, unless any deficiency in the amount of such cash arose from the gross negligence, willful misconduct or bad faith of the Warrant Agent), and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. In the event a Holder of Equity Units or Treasury Equity Units fails to effect such transfer or delivery, the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Equity Units or Treasury Equity Units, as the case may be, and any distributions thereon, shall be held in the name of the Warrant Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

            (i) the transfer of such Equity Units or Treasury Equity Units or surrender of the Equity Units Certificate or Treasury Equity Units Certificate or receipt by the Company and the Warrant Agent from such Holder of satisfactory evidence that such Equity Units Certificate or Treasury Equity Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Warrant Agent and the Company; and

            (ii) the expiration of the time period specified in the abandoned property laws of the relevant State.

            SECTION 3.16.   NO CONSENT TO ASSUMPTION.

            Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Warrant by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

            SECTION 3.17.   CUSIP NUMBERS.

            The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Warrant Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Warrant Agent of any changes in the "CUSIP" numbers.

                                   ARTICLE 4
                   THE NOTES AND APPLICABLE OWNERSHIP INTEREST
                            OF THE TREASURY PORTFOLIO

            SECTION 4.01. INTEREST PAYMENTS; RIGHTS TO INTEREST PAYMENTS PRESERVED.

            Any interest payment on any Note or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Warrant Agent from the paying agent as provided in the Indenture or the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Equity Units Certificate (or one or more Predecessor Equity Units Certificates) of which such Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, is registered at the close of business on the Record Date for such Payment Date; provided, however, that if any such payment is received on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Warrant Agent shall use all commercially reasonable efforts to deliver any such payment not later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

            Each Equity Units Certificate evidencing Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Equity Units Certificate shall carry the right to interest accrued and unpaid, and to accrue interest, which were carried by the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such other Equity Units Certificate.

            In the case of any Equity Units with respect to which Cash Settlement of the underlying Warrant is properly effected pursuant to SECTION
5.03 hereof, or with respect to which Early Settlement of the underlying Warrant is properly effected pursuant to SECTION 5.08 hereof, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, distributions on the Notes or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Equity Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Warrant Agent, be payable to the Person in whose name the Equity Units Certificate (or one or more Predecessor Equity Units Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Equity Unit with respect to which Cash Settlement or Early Settlement of the underlying Warrant is properly effected, or with respect to which a Collateral Substitution has been effected, distributions on the related Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Warrant Settlement Date or Early Settlement Date or Collateral Substitution shall not be payable hereunder to the Holder of such Equity Units; provided, however, that to the extent that such Holder continues to hold separated Notes that formerly comprised a part of such Holder's Equity Unit, such Holder shall be entitled to receive distributions on such separated Notes.

            The applicable Coupon Rate on the Notes on and after May 17, 2004 will be reset in the case of a Successful Initial Remarketing or a Successful Final Remarketing to the applicable Reset Rate (such Reset Rate to be in effect on and after the applicable Reset Effective Date), provided that the Reset Rate will not be below 6 3/4%. In the event of a Failed Final Remarketing, the applicable Coupon Rate on the Notes outstanding on and after the Warrant Settlement Date will be reset on the Warrant Settlement Date to the Reset Rate that will be equal to the Two-Year Benchmark Treasury plus the Applicable Spread, provided that the Reset Rate will not be below 6 3/4%. On the applicable Reset Announcement Date the Reset Spread and the Two-Year Benchmark Treasury or Benchmark Treasury, as applicable, to be used to determine the Reset Rate will be announced by the Company, such announcement to be made by a customary method, as determined by the Company. On the Business Day immediately following the Reset Announcement Date, the holders of the Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to holders of the Notes if published in an Authorized Newspaper.

            In the case of (i) the first Initial Remarketing on the third Business Day prior to May 17, 2004 or the Final Remarketing, no later than 7 calendar days nor more than 15 calendar days prior to the Reset Announcement Date, and in the case of (ii) any Additional Remarketing, as soon as practical after the Company has been notified of an Additional Remarketing by the Remarketing Agent, the Company will request the Depositary or its nominee by first-class mail, postage prepaid, to notify the Beneficial Owners or Participants holding Equity Units or Treasury Equity Units of such Reset Announcement Date and, in the case of a Final Remarketing, the procedures to be followed by Holders of Equity Units who intend to effect a Cash Settlement on the fourth Business Day immediately preceding the Warrant Settlement Date.

            SECTION 4.02.   NOTICE AND VOTING.

            Under the terms of the Pledge Agreement, the Warrant Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Warrant Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Equity Units a notice:

            (i) containing such information as is contained in the notice or solicitation;

            (ii) stating that each Holder on the Record Date set by the Warrant Agent therefor (which, to the extent possible, shall be the same date as the Record Date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Warrant Agent as to the exercise of the voting rights pertaining to such Notes underlying their Equity Units; and

            (iii) stating the manner in which such instructions may be given.

Upon the written request of the Holders of Equity Units on such Record Date received by the Warrant Agent at least six days prior to such meeting, the Warrant Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Equity Unit, the Warrant Agent shall abstain from voting the Notes underlying such Equity Unit. The Company hereby agrees, if applicable, to solicit Holders of Equity Units to timely instruct the Warrant Agent in order to enable the Warrant Agent to vote such Notes.

            SECTION 4.03.   TAX EVENT REDEMPTION.

            Upon the occurrence of a Tax Event Redemption prior to a Successful Initial Remarketing, or in the event of a Failed Initial Remarketing, prior to the Warrant Settlement Date, the Redemption Price payable on such date with respect to the Applicable Amount shall be deposited in the Collateral Account in exchange for the Pledged Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Equity Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Warrant Agent for payment to the Holders of such Equity Units. The Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio will be substituted as Collateral for the Pledged Notes and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Equity Unit to purchase the Common Stock of the Company under the Warrant constituting a part of such Equity Unit. Following the occurrence of a Tax Event Redemption prior to a Successful Initial Remarketing, the Holders of Equity Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holders of Equity Units and the Collateral Agent had in respect of the Notes subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein to the Notes shall be deemed to be reference to such Treasury Portfolio.

                                    ARTICLE 5
                                  THE WARRANTS

            SECTION 5.01.   PURCHASE OF SHARES OF COMMON STOCK.

            Each Warrant shall, unless a Cash Settlement has occurred in accordance with SECTION 5.03 hereof or an Early Settlement has occurred in accordance with SECTION 5.09 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Warrant Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of shares of Common Stock (subject to SECTION 5.10) equal to the Settlement Rate unless, prior to or on the Warrant Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Warrant is a part. The "SETTLEMENT Rate" is equal to:

            (i) if the Applicable Market Value (as defined below) is greater than or equal to $14.52 (the "THRESHOLD APPRECIATION PRICE"), 1.7218 shares of Common Stock per Warrant;

            (ii) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $12.10 (the "REFERENCE PRICE"), the number of shares of Common Stock per Warrant having a value, based on the Applicable Market Value, equal to the Stated Amount; and

            (iii) if the Applicable Market Value is less than or equal to the Reference Price, 2.0661 shares of Common Stock per Warrant, in each case subject to adjustment as provided in Section 5.06 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

            The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Warrant Settlement Date.

            The "CLOSING PRICE" per share of Common Stock on any date of determination means:

            (i) the closing sale price as of the 4:15 p.m. close of trading (or, if no closing price is reported, the last reported sale price) per share on the NYSE on such date;

            (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

            (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The NASDAQ National Market;

            (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

            (v) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

            A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

            Each Holder of an Equity Unit or a Treasury Equity Unit, by its acceptance thereof:

            (i) irrevocably authorizes the Warrant Agent to enter into and perform the Holder's obligations under the related Warrant and Pledge Agreement on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder);

            (ii) agrees to be bound by the terms and provisions of the related Warrant Agreement;

            (iii) agrees to be bound by the pledge arrangements contained in the related Pledge Agreement; and

            (iv) consents to, and agrees to treat itself as the owner of the related Note, Treasury Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, and to treat the Note as indebtedness and the Warrant as a forward purchase contract for the common stock of the Company for United States Federal, state and local income and franchise tax purposes.

provided that upon a Termination Event, the rights of the Holder of such Security under the Warrant may be enforced without regard to any other rights or obligations. Each Holder of an Equity Unit or a Treasury Equity Unit, by its acceptance thereof, further covenants and agrees, that to the extent and in the manner provided in SECTION 5.03 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Notes, only in the case of a Failed Remarketing, or the proceeds from the Treasury Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio at maturity on the Warrant Settlement Date, as the case may be, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Warrant and such Holder shall acquire no right, title or interest in such payments.

            Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Warrants underlying such Certificate, the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Warrants underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

            SECTION 5.02.   INITIAL AND ADDITIONAL REMARKETING.

            Unless a Tax Event Redemption has occurred, the Company shall engage a nationally recognized investment bank (the "REMARKETING AGENT") pursuant to the Remarketing Agreement to sell the Notes of the Equity Unit Holders on the third Business Day immediately preceding May 17, 2004, and, in the event of a failed attempt to remarket on such date, the Remarketing Agent shall use its reasonable efforts in its discretion to remarket all of the Notes from time to time thereafter prior to the tenth Business Day preceding the Warrant Settlement Date (each such additional remarketing being referred to as an "ADDITIONAL Remarketing" and, any such Additional Remarketing and the first Remarketing on the third Business Day preceding May 17, 2004 being referred to as an "INITIAL REMARKETING", and each date on which an Initial Remarketing takes place being referred to as an "INITIAL REMARKETING DATE"). In order to facilitate the remarketing, upon written request by the Company made two Business Days prior thereto, the Warrant Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding any Initial Remarketing Date, the Remarketing Agent and the Company, as the case may be, of the aggregate principal amount of Notes which constitute part of the Equity Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement will present for remarketing such Notes to the Remarketing Agent. Upon receipt of the notice from the Warrant Agent and such Notes from the Collateral Agent, the Remarketing Agent will, on any Initial Remarketing Date, use its reasonable efforts to remarket such Notes on such date at a price of approximately 100.25% (but not less than 100%) of the Treasury Portfolio. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the Treasury Portfolio (a "SUCCESSFUL INITIAL REMARKETING"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio will be applied to purchase the Treasury Portfolio in accordance with Section 7.4 of the Pledge Agreement. In addition, the Remarketing Agent may deduct as a remarketing fee ("REMARKETING FEE") an amount not exceeding 25 basis points (0.25%) of the Treasury Portfolio from any amount of such proceeds in excess of the Treasury Portfolio. Any proceeds in excess of those required to pay the Remarketing Fee will be remitted to the Warrant Agent for a prompt payment to the Holders of the related Equity Units to be made on a pro rata basis. Equity Units Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Applicable Ownership Interest in the Treasury Portfolio will be substituted for the Notes of Equity Unit Holders and will be pledged to the Collateral Agent to secure the Equity Unit Holders' obligation to pay the Purchase Price for the Common Stock under the related Warrants on the Warrant Settlement Date. Following the occurrence of a Successful Initial Remarketing, the Holders of Equity Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Equity Units and the Collateral Agent had in respect of the Notes subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Equity Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

            If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Notes (other than to the Company) of such Holders of Equity Units at a price not less than 100% of the Treasury Portfolio Purchase Price, or (ii) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "FAILED INITIAL REMARKETING"). The Company will cause a notice of a Failed Initial Remarketing to be published on the Business Day immediately succeeding any Initial Remarketing Date in the Authorized Newspaper.

            Holders of the Securities shall be hereby deemed to agree that the obligations of the Remarketing Agent and the Reset Agent under the Remarketing Agreement and the related Supplemental Remarketing Agreement are subject to satisfaction of conditions set forth in or incorporated by reference into any such agreement.

            Instead of participating in the first Initial Remarketing on the third Business Day immediately preceding May 17, 2004, the Holders of Equity Units can deliver the Applicable Ownership Interest in the Treasury Portfolio to the Remarketing Agent on or prior to the fifth Business Day prior to such Remarketing as further described in Section 7.4 of the Pledge Agreement. In addition, instead of participating in an Additional Remarketing, the Holders of Equity Units can deliver the Applicable Ownership Interest in the Treasury Portfolio to the Remarketing Agent on the second Business Day prior to any Additional Remarketing as further described in Section 7.4 of the Pledge Agreement.

            To effect a collateral substitution in connection with the Treasury Portfolio, a Holder shall give a notice to the Warrant Agent, substantially in the form of Exhibit H to the Pledge Agreement, stating that the Holder has transferred the Applicable Ownership Interest in the Treasury Portfolio in respect of their Equity Units to the Remarketing Agent, on or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the date of any Additional Remarketing, and requesting that the Warrant Agent instruct the Collateral Agent to release the Notes underlying such Equity Units, whereupon the Warrant Agent shall give such instruction to the Collateral Agent substantially in the form of Exhibit J to the Pledge Agreement. If a Holder fails to deliver the Applicable Ownership Interest in Treasury Portfolio Cash Payment on or prior to 11:00 a.m., New York City time, on the fifth Business Day prior to May 17, 2004, or on or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the date of any Additional Remarketing, such Holder will be deemed to have consented to the remarketing and such Holder's Notes will be remarketed by the Remarketing Agent.

            In the event of a Collateral substitution as described in this
SECTION 5.02, the Notes shall be released to the Warrant Agent who shall deliver the Pledged Securities to the Holder upon satisfaction of the conditions precedent described in this SECTION 5.02. The date of such release shall not be prior to the applicable Reset Effective Date.

            SECTION 5.03.   PAYMENT OF PURCHASE PRICE; FINAL REMARKETING.

            (a) (i) Unless a Tax Event Redemption, Successful Initial Remarketing or Termination Event has occurred or a Holder of an Equity Unit effects an Early Settlement of the underlying Warrant in the manner described in
SECTION 5.09, each Holder who intends to pay in cash to satisfy such Holder's obligations under the Warrant shall notify the Warrant Agent by use of a notice in substantially the form of EXHIBIT E hereto of his intention to pay in cash ("CASH SETTLEMENT") the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Warrant. Such notice shall be given prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Warrant Settlement Date. Prior to 5:00 p.m. (New York City time) on the next succeeding Business Day, the Warrant Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

            (ii) A Holder of an Equity Unit who has so notified the Warrant Agent of his intention to effect a Cash Settlement in accordance with
      SECTION 5.03(A)(I) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Warrant Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Warrant Settlement Date in settlement of the Warrants in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Warrant Agent when received for payment to the Holder.

            (iii) If a Holder of an Equity Unit fails to notify the Warrant Agent of his intention to make a Cash Settlement in accordance with
      SECTION 5.03(A)(I) above, or has notified the Warrant Agent but fails to pay the Purchase Price to the Securities Intermediary in accordance with
      SECTION 5.03(A)(II) above, such Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the Remarketing as described in SECTION 5.03(B) below.

            (b) Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, the Notes of Equity Unit Holders who have not notified the Warrant Agent of their intention to effect a Cash Settlement as provided in PARAGRAPH (A)(I) above or have failed to pay the Purchase Price to the Securities Intermediary in accordance with PARAGRAPH 5.03 (A)(II) above will be sold by the Remarketing Agent (the "FINAL REMARKETING") on the third Business Day immediately preceding the Warrant Settlement Date (the "FINAL REMARKETING DATE"). The Warrant Agent, upon written request by the Company made two Business Days prior thereto, shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Final Remarketing Date, the Remarketing Agent, the Collateral Agent, the Indenture Trustee and the Company of the aggregate principal amount of Notes that are part of Equity Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Collateral Agent and such Notes from the Collateral Agent, the Remarketing Agent will, on the Final Remarketing Date, use its reasonable efforts to remarket such Notes on such date at a price of approximately 100.25% (but not less than 100%) of the aggregate principal amount of Notes. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the aggregate principal amount of the Notes (a "SUCCESSFUL FINAL

REMARKETING"), the Remarketing Agent will remit the entire amount of the proceeds from such Successful Final Remarketing to the Collateral Agent; provided, however, that the Remarketing Agent may deduct as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed Notes from any amount of the proceeds of a Successful Final Remarketing in excess of the aggregate principal amount of the remarketed Notes. The portion of the proceeds equal to the aggregate principal amount of Notes will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Equity Units Holders' obligations to pay the Purchase Price for the Common Stock under the related Warrants on the Warrant Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Warrant Agent for payment to the Holders of the related Equity Units. Equity Units Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Notes (other than to the Company) of such Holders of Equity Units at a price not less than 100% of the aggregate principal amount of the Notes or (ii) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "FAILED FINAL REMARKETING") and in accordance with the terms of the Pledge Agreement the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Notes including those actions specified in paragraph (c) below. The Company will cause a notice of such Failed Final Remarketing to be published on the second Business Day immediately preceding the Warrant Settlement Date in the Authorized Newspaper.

            (c) With respect to Notes, which are subject to a Failed Final Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and SECTION 5.03(H) below, may, among other things, (i) retain the Notes or
(ii) sell the Notes in one or more public or private sales, each in full satisfaction of the Holders' obligations under the Warrants.

            (d) Unless a Termination Event or an Early Settlement has occurred, the Warrant underlying each Treasury Unit and, if a Tax Event Redemption or a Successful Initial Remarketing has occurred, each Equity Unit will be settled with the Proceeds at maturity of the Treasury Security or the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable. Upon receipt of such Proceeds, the Collateral Agent will invest the Proceeds promptly in Permitted Investments and pay the Proceeds to the Company on the Warrant Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Warrant Agent when received for payment to the Holder.

            (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the New York Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register or, at the option of the Company, by wire transfer to the bank account designated by such Holder in writing, such payments to be made to the same Persons entitled to receive Common Stock with respect to Warrants referred to in
SECTION 5.03(D) above.

            (f) (i) Unless a Holder of a Treasury Equity Units or Equity Units effects an Early Settlement of the underlying Warrant through the early delivery of cash to the Warrant Agent in the manner described in SECTION 5.09, each Holder of a Treasury Equity Unit who intends to pay in cash shall notify the Warrant Agent by use of a notice in substantially the form of EXHIBIT E hereto of his intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Warrant. Such notice shall be given prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Warrant Settlement Date. Prior to 5:00 p.m. (New York City time) on the next succeeding Business Day, the Warrant Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement. Treasury Equity Unit holders may make Cash Settlements only in integral multiples of 40 Treasury Equity Units.

            (ii) A Holder of a Treasury Equity Unit who has so notified the Warrant Agent of his intention to make a Cash Settlement in accordance with SECTION 5.03(F)(I) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding August 17, 2004, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Warrant Settlement Date in settlement of the Warrant in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments in excess of the Purchase Price for the shares of common stock to be purchased by such Holder shall be distributed to the Warrant Agent when received for payment to the Holder.

            (iii) If a Holder of a Treasury Equity Unit fails to notify the Warrant Agent of his intention to make a Cash Settlement in accordance with SECTION 5.03(F)(I) above, or does notify the Warrant Agent as provided in SECTION 5.03(F)(I) above of his intention to pay the Purchase Price in cash, but fails to make such payment as required by SECTION 5.03(F)(II) above, then upon the maturity of the Pledged Treasury Securities held by the Securities Intermediary on the Business Day immediately preceding the Warrant Settlement Date, the principal amount of the Treasury Securities received by the Securities Intermediary shall be invested promptly in Permitted Investments. On the Warrant Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Warrants being settled thereby, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Warrant Agent for the benefit of the Holder of the related Treasury Equity Unit or Equity Unit when received.

            (iv) If a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of an Equity Unit may not make a Cash Settlement.

            (v) A holder of a Note that is no longer part of an Equity Unit may elect to have such Note remarketed pursuant to Section 5.7(c) of the Pledge Agreement.

            (g) Upon Cash Settlement of any Warrant:

            (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying the relevant Security to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Warrant Agent for delivery to the Holder thereof or its designee as soon as practicable; and

            (ii) subject to the receipt thereof, the Warrant Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Notes, or the appropriate Applicable Ownership Interest (as specified in clause
      (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be (or, if no such instructions are given to the Warrant Agent by the Holder, the Warrant Agent shall hold such Notes, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Warrant Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state).

            (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

            SECTION 5.04.   FAILED FINAL REMARKETING.

            If a Failed Final Remarketing occurs Holders of Notes that are not part of an Equity Unit will retain possession of their Notes, and the Reset Rate will be reset on the Warrant Settlement Date as described in the definition of Reset Rate in Section 1.01 and in Section 4.01 of this Agreement.

            SECTION 5.05.   ISSUANCE OF SHARES OF COMMON STOCK.

            Unless a Termination Event or an Early Settlement shall have occurred, subject to SECTION 5.06(B), on the Warrant Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Securities, the Company shall issue and deposit with the Warrant Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the shares of Common Stock registered in the name of the Warrant Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a Record Date and payment date for such dividend or distribution has occurred after the Warrant Settlement Date, being hereinafter referred to as the "WARRANT SETTLEMENT FUND") to which the Holders are entitled hereunder.

            Subject to the foregoing, upon surrender of a Certificate to the Warrant Agent on or after the Warrant Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this ARTICLE 5 (after taking into account all Securities then held by such Holder), together with cash in lieu of fractional shares as provided in SECTION 5.10 and any dividends or distributions with respect to such shares constituting part of the Warrant Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Warrant Agent. If any shares of Common Stock issued in respect of a Warrant are to be registered to a Person other than the Person in whose name the Certificate evidencing such Warrant is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Warrant or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

            SECTION 5.06.   ADJUSTMENT OF SETTLEMENT RATE.

            (a)   Adjustments for Dividends, Distributions, Stock Splits, Etc.

            (1) In case the Company shall pay or make a dividend or other distribution on Common Stock in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

            (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

            (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this PARAGRAPH (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (2) In case the Company shall issue rights, warrants or options to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Warrants underlying such Securities) entitling them, for a period expiring within 45 days after the Record Date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options the Settlement

Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which:

            (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

            (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this PARAGRAPH (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

            (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

            (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or options referred to in PARAGRAPH (2) of this SECTION 5.06(A), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in PARAGRAPH (1) of this SECTION 5.06(A)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which:

            (i) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

            (ii) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this PARAGRAPH (4) is applicable, PARAGRAPH (2) of this SECTION 5.06(A) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

            (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash excluding:

            (i) any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed 3.75% of the average of the last reported sales price of Common Stock during the 10 trading days immediately prior to the date of declaration of the dividend (the "DIVIDEND THRESHOLD"), and

            (ii) any dividend or distribution in connection with the liquidation, dissolution or termination of the Company, whether voluntary or involuntary), then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on such Record Date by a fraction of which:

            (iii) the numerator shall be the Current Market Price of Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock; and

            (iv) the denominator shall be the Current Market Price of Common Stock,

      such increase to be effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the Record Date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this SECTION 5.06(A)(5) as a result of a distribution that is such a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the Dividend Threshold. If an adjustment is required to be made as set forth in this
      SECTION 5.06(A)(5) above as a result of a distribution that is a dividend (other than the first dividend in any fiscal quarter), such adjustment shall be based upon the full amount of the distribution.

            (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares as herein defined) of an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this PARAGRAPH (6) has been made, and
(II) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to PARAGRAPH (6) has been made, exceeds 15% of the product of the Current Market Price per share of Common Stock as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction:

            (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in CLAUSES (I) and (II) above (assuming in the case of CLAUSE
      (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

            (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES").

            (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which SECTION 5.06(B) applies) shall be deemed to involve:

            (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of PARAGRAPH (4) of this Section); and

            (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of PARAGRAPH
      (3) of this Section).

            (8) The "CURRENT MARKET PRICE" per share of Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades on such exchange or in such market without the right to receive such issuance or distribution.

            (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to PARAGRAPH (1), (2),
(3), (4), (5), (6), (7) or (10) of this SECTION 5.05(A), an adjustment shall also be made to the Applicable Market Value solely to determine which of CLAUSES
(I), (ii) or (III) of the definition of Settlement Rate in SECTION 5.01 will apply on the Warrant Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to PARAGRAPH (1), (2), (3), (4), (5), (6), (7) or (10) of this SECTION 5.06(A) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by PARAGRAPH (1), (2), (3), (4), (5), (6), (7) or (10) of this SECTION 5.06(A)
during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

            (10) The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

            (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

            (1)   In the event of:

            (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

            (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

            (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition);

            (iv) any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "REORGANIZATION EVENT"),

the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Warrant Settlement Date with respect to each Warrant forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a Record Date that is prior to the Warrant Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Warrant if the Warrant Settlement Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

            In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Warrant Agent an agreement supplemental hereto providing that each Holder of an Outstanding Security shall have the rights provided by this SECTION 5.06(B). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

            (2) In the event of a consolidation or merger of the Company with or into another Person, any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents, then a Holder of a Security may settle his Warrant for cash as described in SECTION 5.03(A)(I) or 5.03(F)(I) hereof, as applicable, during the one week period beginning on the twenty-third Trading Day following the closing date of such merger (the "EARLY SETTLEMENT WEEK"), at the applicable Settlement Rate. For the purposes of this Section, the twenty-third Trading Day after the closing of the merger or consolidation shall be deemed to be the Warrant Settlement Date for the purpose of determining the Applicable Market Value and the deadline for submitting the notice to settle early and the related cash payment shall be 5:00 p.m. (New York City time) of the last Business Day of the Early Settlement Week.

            (c) All calculations and determinations pursuant to this ARTICLE 5 including but not limited to the Applicable Market Value, shall be made by the Company or its agent, and the Warrant Agent shall have no responsibility with respect thereto.

            If at any time the Company makes a distribution of property to holders of its common stock that would be taxable to such shareholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of the Company's indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the Settlement Rate adjustment provisions of SECTION 5.06 hereof, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of the Equity Units and Treasury Equity Units.

            Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon Early Settlement.

            If an adjustment is made to the Settlement Rate, an adjustment also will be made to the Applicable Market Value solely to determine which Settlement Rate will be applicable on the Warrant Settlement Date.

            SECTION 5.07.   NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

            (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

            (i) forthwith compute the adjusted Settlement Rate in accordance with SECTION 5.06 and prepare and transmit to the Warrant Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

            (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to SECTION
      5.06 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

            (b) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same or with respect to any other calculation made pursuant to this ARTICLE 5. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Warrant; and the Warrant Agent makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Warrant or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

            SECTION 5.08.   TERMINATION EVENT; NOTICE.

            The Warrants and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Warrant Agent or the Company, if, prior to or on the Warrant Settlement Date, a Termination Event shall have occurred.

            Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming part of such Securities, in accordance with the provisions of Section 5.02 and 5.03 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Warrant Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

            SECTION 5.09.   EARLY SETTLEMENT.

            (a) Subject to and upon compliance with the provisions of this
Section 5.09, at the option of the Holder thereof, Warrants underlying Securities may be settled early ("EARLY SETTLEMENT") in the case of Equity Units (unless a Tax Event Redemption or a Successful Initial Remarketing has occurred) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Warrant Settlement Date, and in the case of Treasury Equity Units on or prior to the second Business Day immediately preceding the Warrant Settlement Date, in each case, as provided herein; provided however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Equity Units, Warrants underlying such Equity Units may not be settled early. Holders of Treasury Equity Units may only settle the related Warrants in integral multiples of 40 Warrants.

In order to exercise the right to effect Early Settlement with respect to any Warrants, the Holder of the Certificate evidencing Securities shall deliver to the Warrant Agent at the Corporate Trust Office an Election to Settle Early form (on the reverse side of the Certificate) and any other documents requested by the Warrant Agent and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "EARLY SETTLEMENT AMOUNT") equal to (i) the product of (a) the Stated Amount times (b) the number of Warrants with respect to which the Holder has elected to effect Early Settlement.

            If the foregoing requirements are first satisfied with respect to Warrants underlying any Securities prior to or at 5:00 p.m. (New York City time) on a Business Day, such day shall be the "EARLY SETTLEMENT DATE" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "EARLY SETTLEMENT DATE" with respect to such Securities shall be the next succeeding Business Day.

            (b) Upon Early Settlement of Warrants by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive
1.7218 shares of Common Stock on account of each Warrant as to which Early Settlement is effected (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted.

            (i) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

            (ii) Upon receipt of the shares of Common Stock from the Company's Transfer Agent, the shares of Common Stock issuable upon Early settlement of Warrants to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in SECTION 5.10; and

            (iii) the related Notes, in the case of Equity Units, or the related Treasury Securities of the Treasury Portfolio, in the case of Treasury Equity Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Warrant Agent for delivery to the Holder thereof or its designee.

            (c) Upon Early Settlement of any Warrants, and subject to receipt of shares of Common Stock from the Company and the Notes, or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Warrant Agent shall, in accordance with the instructions provided by the Holder thereof on the Election to Settle Early form (on the reverse of the Certificate evidencing the related Securities):

            (i) transfer to the Holder the Notes or Treasury Securities, as the case may be, forming a part of such Securities; and.

            (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in
      SECTION 5.10.

            (d) In the event that Early Settlement is effected with respect to Warrants underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Warrant Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

            (e) A Holder of a Security who effects Early Settlement may elect to have the Notes no longer a part of an Equity Unit, or Treasury Equity Unit, as the case may be, remarketed pursuant to Section 5.7(c) of the Pledge Agreement.

            (f) As long as the Equity Units or Treasury Equity Units, as applicable, are evidenced by one or more global Equity Unit or Treasury Equity Unit Certificates deposited with DTC, procedures for early settlement also will be governed by standing arrangements between DTC and the Warrant Agent.

            SECTION 5.10.   NO FRACTIONAL SHARES.

            No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Warrant Settlement Date or upon Early Settlement of any Warrants. If Certificates evidencing more than one Warrant shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Warrants evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Warrants on the Warrant Settlement Date or upon Early Settlement, the Company, through the Warrant Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Warrant Agent from time to time with sufficient funds to permit the Warrant Agent to make all cash payments required by this SECTION 5.10 in a timely manner and the Warrant Agent shall have no duties or liabilities under this Section unless and until it has received appropriate payment instructions and sufficient funds to make the payments hereunder.

            SECTION 5.11.   CHARGES AND TAXES.

            The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Warrants; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Warrant Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                    ARTICLE 6
                                    REMEDIES

            SECTION 6.01. UNCONDITIONAL RIGHT OF HOLDERS TO PURCHASE SHARES OF COMMON STOCK.

            Each Holder of a Security shall have the right, which is absolute and unconditional, to purchase shares of Common Stock pursuant to the Warrant constituting a part of such Security and to institute suit for the enforcement of such right, which rights shall not be impaired without the consent of such Holder.

            SECTION 6.02.   RESTORATION OF RIGHTS AND REMEDIES.

            If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

            SECTION 6.03.   RIGHTS AND REMEDIES CUMULATIVE.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of SECTION 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.04.   DELAY OR OMISSION NOT WAIVER.

            No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

            SECTION 6.05.   UNDERTAKING FOR COSTS.

            All parties to this Agreement agree, and each Holder of a Security, by its acceptance of such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Warrant Agent for any action taken, suffered or omitted by it as Warrant Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Warrant Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Notes in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Warrants constituting part of any Security held by such Holder.

            SECTION 6.06.   WAIVER OF STAY OR EXTENSION LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Warrant Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                THE WARRANT AGENT

            SECTION 7.01.   CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) The Warrant Agent:

            (i) undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement or the Pledge Agreement against the Warrant Agent; and

            (ii) in the absence of bad faith or gross negligence on its part, may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be fully protected in such reliance upon certificates, notices or opinions furnished to the Warrant Agent including those furnished by Holders, the Collateral Agent and the Securities Intermediary, and conforming to the requirements of this Agreement or the Pledge Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Warrant Agent, the Warrant Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Pledge Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

            (b) No provision of this Agreement or the Pledge Agreement shall be construed to relieve the Warrant Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

            (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

            (ii) the Warrant Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Warrant Agent was grossly negligent in ascertaining the pertinent facts;

            (iii) no provision of this Agreement or the Pledge Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Warrant Agent is not provided to it; and

            (iv) the Warrant Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in liquidation amount or principal amount, as the case may be, of the Outstanding Securities.

            (c) Whether or not therein expressly so provided, every provision of this Agreement and the Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Warrant Agent shall be subject to the provisions of this Section.

            (d) The Warrant Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Warrant Agent.

            SECTION 7.02.   NOTICE OF DEFAULT.

            Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Warrant Agent has actual knowledge, the Warrant Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

            SECTION 7.03.   CERTAIN RIGHTS OF WARRANT AGENT.

            Subject to the provisions of SECTION 7.01:

            (i) the Warrant Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

            (iii) whenever in the administration of this Agreement or the Pledge Agreement the Warrant Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or if the Warrant Agent is unsure of what action to take hereunder, the Warrant Agent (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, may conclusively rely upon an Officers' Certificate of the Company and the Warrant Agent shall incur no liability for any failure to act prior to receiving such Officers' Certificate;

            (iv) the Warrant Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon;

            (v) the Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Warrant Agent, in its discretion, and at the expense of the Company, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Warrants as it may see fit, and, if the Warrant Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (vi) the Warrant Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

            (vii) the Warrant Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Warrant Agent security or indemnity satisfactory to the Warrant Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (viii) the Warrant Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (ix) the Warrant Agent shall not be deemed to have notice of any default or event of default unless a Responsible Officer of the Warrant Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Warrant Agent at the Corporate Trust Office of the Warrant Agent, and such notice references the Securities and this Agreement;

            (x) the Warrant Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

            (xi) the rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Warrant Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            SECTION 7.04.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                            SECURITIES.

            The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for their accuracy. The Warrant Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Warrants.

            SECTION 7.05.   MAY HOLD SECURITIES.

            Any Security Registrar or any other agent of the Company, or the Warrant Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Warrant Agent. The Company may become the owner or pledgee of Securities.

            SECTION 7.06.   MONEY HELD IN CUSTODY.

            Money held by the Warrant Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Warrant Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder agreed in writing with the Company.

            SECTION 7.07.   COMPENSATION AND REIMBURSEMENT.

            The Company agrees:

            (i) to pay to the Warrant Agent compensation for all services rendered by it hereunder and under the Pledge Agreement as the Company and the Warrant Agent shall from time to time agree in writing;

            (ii) except as otherwise expressly provided for herein, to reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any provision of this Agreement or the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

            (iii) to indemnify the Warrant Agent and any predecessor Warrant Agent for, and to hold it harmless against, any claim, loss, liability, damage, fine, penalty and imposed on, expense incurred by/or asserted against, the Warrant Agent, without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its duties hereunder or the Pledge Agreement, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and for following any instructions or other directions upon which the Warrant Agent is entitled to rely pursuant to the terms of this Agreement or the Pledge Agreement.

            SECTION 7.08.   CORPORATE WARRANT AGENT REQUIRED; ELIGIBILITY.

            There shall at all times be a Warrant Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Warrant Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            SECTION 7.09.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) No resignation or removal of the Warrant Agent and no appointment of a successor Warrant Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Warrant Agent in accordance with the applicable requirements of SECTION 7.10.

            (b) The Warrant Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Warrant Agent required by SECTION 7.10 shall not have been delivered to the Warrant Agent within 30 days after the giving of such notice of resignation, the resigning Warrant Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Warrant Agent.

            (c) The Warrant Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Warrant Agent and the Company.

            (d) If at any time:

            (i) the Warrant Agent fails to comply with Section 310(b) of the TIA, as if the Warrant Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

            (ii) the Warrant Agent shall cease to be eligible under SECTION 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

            (iii) the Warrant Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Warrant Agent or of its property shall be appointed or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Warrant Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Warrant Agent and the appointment of a successor Warrant Agent.

            (e) If the Warrant Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Warrant Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Warrant Agent and shall comply with the applicable requirements of
SECTION 7.10. If no successor Warrant Agent shall have been so appointed by the Company and accepted appointment in the manner required by SECTION 7.10, any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of itself and all others similarly situated, or the Warrant Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Warrant Agent.

            (f) The Company shall give, or shall cause such successor Warrant Agent to give, notice of each resignation and each removal of the Warrant Agent and each appointment of a successor Warrant Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Warrant Agent and the address of its Corporate Trust Office.

            SECTION 7.10.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

            (a) In case of the appointment hereunder of a successor Warrant Agent, every such successor Warrant Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Warrant Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Warrant Agent shall become effective and such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Warrant Agent; but, on the request of the Company or the successor Warrant Agent, such retiring Warrant Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Warrant Agent all the rights, powers and trusts of the retiring Warrant Agent and shall duly assign, transfer and deliver to such successor Warrant Agent all property and money held by such retiring Warrant Agent hereunder.

            (b) Upon request of any such successor Warrant Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Warrant Agent all such rights, powers and agencies referred to in PARAGRAPH 7.10(A) of this Section.

            (c) No successor Warrant Agent shall accept its appointment unless at the time of such acceptance such successor Warrant Agent shall be qualified and eligible under this Article.

            SECTION 7.11.   MERGER, CONVERSION, CONSOLIDATION
                            OR SUCCESSION TO BUSINESS.

            Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Warrant Agent, shall be the successor of the Warrant Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article, with the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Warrant Agent then in office, any successor by merger, conversion or consolidation to such Warrant Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Warrant Agent had itself authenticated and executed such Securities.

            SECTION 7.12.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO
                            HOLDERS.

            (a) The Warrant Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Warrant Agent in its capacity as Security Registrar.

            (b) If three or more Holders (herein referred to as "APPLICANTS") apply in writing to the Warrant Agent, and furnish to the Warrant Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Warrant Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Warrant Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

            SECTION 7.13.   NO OBLIGATIONS OF WARRANT AGENT.

            Except to the extent otherwise expressly provided in this Agreement, the Warrant Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Warrant in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Warrant Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Warrant Agent shall have no obligation to perform such Warrants on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent or its officers, employees or agents be liable under this Agreement for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Warrant Agent.

            SECTION 7.14.   TAX COMPLIANCE.

            (a) The Company and the Warrant Agent will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (1) any payments made with respect to the Securities or (2) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

            (b) The Warrant Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of SECTION 7.01(A)(2) hereof.

            (c) The Warrant Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

            (d) The Company and the Holders (by virtue of their acceptance of the Equity Units Certificates and their consent to the terms of this Agreement)
(i) will agree to treat the Warrants as forward purchase contracts for the purchase of shares of Common Stock for all United States tax purposes, and (ii) shall not take any position that is inconsistent with the foregoing treatment in any tax return or other document filed with any taxing authority, except as otherwise required by law.

                                   ARTICLE 8
                             SUPPLEMENTAL AGREEMENTS

            SECTION 8.01.   SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF HOLDERS.

            Without the consent of any Holders, the Company and the Warrant Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Warrant Agent, to:

            (i) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

            (ii) evidence and provide for the acceptance of appointment hereunder by a successor Warrant Agent;

            (iii) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

            (iv) make provision with respect to the rights of Holders pursuant to the requirements of SECTION 5.05(B); or

            (v) except as provided for in SECTION 5.05, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

            SECTION 8.02.   SUPPLEMENTAL AGREEMENTS WITH CONSENT OF HOLDERS.

            With the consent of the Holders of not less than a majority of the outstanding Securities voting together as one class, by Act of said Holders delivered to the Company and the Warrant Agent, the Company, when authorized by a Board Resolution, and the Warrant Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Warrants, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Warrant affected thereby:

            (i) change any Payment Date;

            (ii) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Warrant, impair the right of the Holder of any Warrant to receive distributions on the related Collateral (except for the rights of Holders of Equity Units to substitute Treasury Securities for the Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio or the rights of Holders or Treasury Equity Units to substitute Notes or the Applicable Ownership Interest of the Treasury Portfolio for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

            (iii) change the place or currency of payment;

            (iv) impair the right to institute suit for the enforcement of any Warrant;

            (v) reduce the number of shares of Common Stock to be purchased pursuant to any Warrant, increase the price to purchase shares of Common Stock upon settlement of any Warrant or change the Warrant Settlement Date or otherwise adversely affect the Holder's rights under a Warrant; or

            (vi) reduce the percentage of the outstanding Warrants the consent of whose Holders is required for any such supplemental agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Equity Units or only the Treasury Equity Units, then only the affected class of Holders as of the

Record Date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Warrant of such class affected thereby shall be required to approve any amendment or proposal specified in CLAUSES (I) through (VI) above.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 8.03.   EXECUTION OF SUPPLEMENTAL AGREEMENTS.

            In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Warrant Agent shall be provided, and (subject to SECTION 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Warrant Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

            SECTION 8.04.   EFFECT OF SUPPLEMENTAL AGREEMENTS.

            Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

            SECTION 8.05.   REFERENCE TO SUPPLEMENTAL AGREEMENTS.

            Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Warrant Agent, bear a notation in form approved by the Warrant Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Warrant Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Warrant Agent in exchange for outstanding Certificates.

                                   ARTICLE 9
                   CONSOLIDATION OR MERGER, SALE OR CONVEYANCE

            SECTION 9.01. COVENANT NOT TO CONSOLIDATE OR MERGE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS.

            The Company covenants that it will not consolidate or merge with or into or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), in any one transaction or in a series of related transactions, to any other corporation (in each case other than in a transaction in which the Company is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

            (i) the entity formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition will be made (collectively, the "SUCCESSOR"), is a corporation, limited liability company or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor expressly assumes all of the obligations of the Company under this Agreement, and

            (ii) immediately after giving effect to such transaction or series of related transactions, no default hereunder occurred and is continuing.

Notwithstanding the foregoing, this Section 9.01 shall not apply with respect to
(a) the disposition to any or all of the assets identified in the Company's March 31, 2001 audited consolidated financial assets as "discontinued operations", or "assets held for sale" and (b) the any or all of the assets of Electric Lightwave, Inc.

            SECTION 9.02.   RIGHTS AND DUTIES OF SUCCESSOR PERSON.

            In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with SECTION 9.01, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Citizens Communications Company, any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Warrant Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Warrant Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Warrant Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

            In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

            SECTION 9.03. OFFICERS' CERTIFICATE AND OPINION OF COUNSEL GIVEN TO WARRANT AGENT.

            The Warrant Agent, subject to SECTIONS 7.01 and 7.03, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

                                   ARTICLE 10
                                    COVENANTS

            SECTION 10.01.  PERFORMANCE UNDER WARRANTS.

            The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Warrants in accordance with the terms of the Warrants and this Agreement.

            SECTION 10.02.  MAINTENANCE OF OFFICE OR AGENCY.

            The Company will maintain in the Borough of Manhattan, New York City an office or agency (a "NEW YORK OFFICE") where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Warrants on the Warrant Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Equity Units and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Warrant Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Warrant Agent at its Corporate Trust Office as paying agent in such city.

            SECTION 10.03.  COMPANY TO RESERVE COMMON STOCK.

            The Company shall at all times prior to the Warrant Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Warrants constituting a part of the Securities evidenced by Outstanding Certificates.

            SECTION 10.04.  COVENANTS AS TO COMMON STOCK.

            The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Warrant constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply, in all material respects, with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Warrants and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is then listed.

            SECTION 10.05.  STATEMENTS OF OFFICERS OF THE COMPANY AS TO DEFAULT.

            The Company will deliver to the Warrant Agent, within 140 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            SECTION 10.06.  ERISA.

            Each Holder from time to time of the Securities that is a Plan hereby represents that its acquisition of the Equity Units and the holding of the same satisfies the applicable fiduciary requirements of ERISA and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or otherwise will not result in a nonexempt prohibited transaction.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        CITIZENS COMMUNICATIONS COMPANY


                                        By:     /s/ Donald B. Armour
                                             -----------------------------------
                                             Name: Donald B. Armour
                                             Title:   Vice President
                                                      Finance and Treasurer

                                        THE CHASE MANHATTAN BANK,
                                        as Warrant Agent

                                        By:     /s/ James D. Heaney
                                             -----------------------------------
                                             Name: James D. Heaney
                                             Title:   Vice President

                                                                       EXHIBIT A

                        FACE OF EQUITY UNITS CERTIFICATE

            "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

No._______________          Cusip No. 17453B 20 0

Number of Equity Units

                         CITIZENS COMMUNICATIONS COMPANY

                                  EQUITY UNITS

            This Equity Units Certificate certifies that Cede & Co. is the registered Holder of the number of Equity Units set forth above. Each Equity Unit consists of (i) either (a) the beneficial ownership by the Holder of one Note (the "NOTE") of Citizens Communications Company, a Delaware corporation (the "COMPANY"), having a stated principal amount of $25, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Tax Event Redemption or Successful Initial Remarketing prior to the Warrant Settlement Date, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio by such Holder pursuant to the

Pledge Agreement, and (ii) the rights and obligations of the Holder under one Warrant with the Company. All capitalized terms used herein which are defined in the Warrant Agreement (as defined on the reverse hereof) have the meaning set forth therein.

            Pursuant to the Pledge Agreement, the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of each Equity Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Warrant comprising part of such Equity Unit.

            The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or cash interest payments on any Pledged Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Equity Units received by the Collateral Agent or the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) cash interest payments with respect to Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the principal amount with respect to any Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Warrant Agent to the account designated by the Warrant Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent or the Securities Intermediary (provided that in the event such payment is received by the Collateral Agent or the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of the principal amount with respect to any of the Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, to the Company on the Warrant Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Equity Units of which such Pledged Notes or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, are a part under the Warrants forming a part of such Equity Units. Interest payments on any Note or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of an Equity Unit evidenced hereby, which are payable quarterly in arrears on February 17, May 17, August 17 and November 17, of each year, commencing August 17, 2001 (a "PAYMENT DATE"), shall, subject to receipt thereof by the Warrant Agent from the Collateral Agent or the Securities Intermediary, be paid to the Person in whose name this Equity Unit Certificate (or a Predecessor Equity Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

            Each Warrant evidenced hereby obligates the Holder of this Equity Units Certificate to purchase, and the Company to sell, on August 17, 2004 (the "WARRANT SETTLEMENT

DATE"), at a price equal to $25 (the "STATED AMOUNT"), a number of shares of Common Stock, $0.25 par value ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Warrant Settlement Date there shall have such occurred a Termination Event or an Early Settlement with respect to the Equity Unit of which such Warrant is a part, all as provided in the Warrant Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Warrant evidenced hereby, if not paid earlier, shall be paid on the Warrant Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Notes pursuant to the Remarketing or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Warrant of the Holder of the Equity Unit of which such Warrant is a part.

            Interest payments on the Notes and the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) will be payable at the office of the Warrant Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Equity Units Register.

            Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Warrant Agent by manual signature, this Equity Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Warrant Agreement or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          Citizens Communications Company

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          HOLDER SPECIFIED ABOVE (as to
                                          obligations of such Holder under the
                                          Warrants)


                                          By: THE CHASE MANHATTAN
                                              BANK,
                                              not individually but solely as
                                              Attorney-in-Fact of such Holder


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

DATED:

                          CERTIFICATE OF AUTHENTICATION
                                OF WARRANT AGENT

            This is one of the Equity Units Certificates referred to in the within mentioned Warrant Agreement.

                                          By: THE CHASE MANHATTAN
                                              BANK, as Warrant Agent

                                              By:
                                                  ----------------------------
                                                  Authorized Officer

                  (FORM OF REVERSE OF EQUITY UNITS CERTIFICATE)

            Each Warrant evidenced hereby is governed by a Warrant Agreement, dated as of June 19, 2001 (as may be supplemented from time to time, the "WARRANT AGREEMENT"), between the Company and The Chase Manhattan Bank, as Warrant Agent (including its successors hereunder, the "WARRANT AGENT"), to which Warrant Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company, and the Holders and of the terms upon which the Equity Units Certificates are, and are to be, executed and delivered.

            Unless a Cash Settlement or an Early Settlement has occurred, each Warrant evidenced hereby obligates the Holder of this Equity Units Certificate to purchase, and the Company to sell, on the Warrant Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of shares of Common Stock equal to the Settlement Rate, unless, prior to or on the Warrant Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Warrant is a part or an Early Settlement shall have occurred. The "SETTLEMENT RATE" is equal to:

                  (1) if the Applicable Market Value (as defined below) is greater than or equal to $14.52 (the "THRESHOLD APPRECIATION Price"),
      1.7218 shares of Common Stock per Warrant;

                  (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $12.10 (the "REFERENCE PRICE"), the number of shares of Common Stock per Warrant having a value, based on the Applicable Market Value, equal to $25; and

                  (3) if the Applicable Market Value is less than or equal to the Reference Price, 2.0661 shares of Common Stock per Warrant,

in each case subject to adjustment as provided in the Warrant Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

            No fractional shares of Common Stock will be issued upon settlement of Warrants, as provided in Section 5.09 of the Warrant Agreement.

            Each Warrant evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Equity Unit to purchase at the Purchase Price, and the Company to sell, a number of shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

            The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Warrant Settlement Date.

            The "CLOSING PRICE" per share of Common Stock on any date of determination means:

                  (1) the closing sale price (or, if no closing price is reported, the last reported sale price) per share on The New York Stock Exchange, Inc. (the "NYSE") on such date;

                  (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which Common Stock is so listed;

                  (3) if Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The NASDAQ National Market;

                  (4) if Common Stock is not so reported, the last quoted bid price for Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

            A "TRADING DAY" means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

            In accordance with the terms of the Warrant Agreement, the Holder of this Equity Units Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Warrant evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the proceeds of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or a Remarketing of the related Pledged Notes. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of Equity Units who does not elect to make an effective cash settlement, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Warrant Settlement Date, or elects to make such Cash Settlement, but fails to pay such cash on the fourth Business Day immediately preceding the Warrant Settlement Date, or does not elect to make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Warrant from the proceeds of the sale of the related Pledged Notes held by the Collateral Agent. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and any supplemental remarketing agreement executed in connection therewith between the parties thereto, on the third Business Day prior to the Warrant Settlement Date.

            The Company shall not be obligated to issue any shares of Common Stock in respect of a Warrant or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

            Each Warrant evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Warrant Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Note or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio forming a part of each Equity Unit from the Pledge. An Equity Unit shall thereafter represent the right to receive the Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio forming a part of such Equity Unit in accordance with the terms of the Warrant Agreement and the Pledge Agreement.

            Under the terms of the Pledge Agreement, the Warrant Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Warrant Agent shall, as soon as practicable thereafter, mail to the Equity Units Holders a notice:

                  (1) containing such information as is contained in the notice or solicitation;

                  (2) stating that each Equity Unit Holder on the Record Date set by the Warrant Agent therefor (which, to the extent possible, shall be the same date as the Record Date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Warrant Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such Holder's Equity Unit; and

                  (3) stating the manner in which such instructions may be given.

            Upon the written request of the Equity Unit Holders on such Record Date, the Warrant Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Equity Unit, the Warrant Agent shall abstain from voting the Note evidenced by such Equity Unit.

            The Notes shall be held by the Securities Intermediary to secure the obligations of each Holder of Equity Units to purchase shares of Common Stock under the Warrants constituting a part of such Equity Units.

            Upon the occurrence of a Tax Event Redemption prior to the Warrant Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Amount of Notes shall be delivered to the Collateral Agent in exchange for the Pledged Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Securities Intermediary will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Equity Units, the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Equity Units to purchase shares of Common Stock under the Warrants constituting a part of such Equity Units, (b) transfer the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio to the Warrant Agent for the benefit of the Holders of such Equity Units and (C) remit the remaining portion of such Redemption Price to the Warrant Agent for payment to the Holders of such Equity Units.

            Upon the occurrence of a Successful Initial Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Equity Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Proceeds of the Successful Initial Remarketing to the Agent for payment to the Holders of such Equity Units.

            Following the occurrence of a Tax Event Redemption prior to the Warrant Settlement Date or following a Successful Initial Remarketing, the Holders of Equity Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holder of Equity Units and the Collateral Agent had in respect of the Notes, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio.

            The Equity Units Certificates are issuable only in registered form and only in denominations of a single Equity Unit and any integral multiple thereof. The transfer of any Equity Units Certificate will be registered and Equity Units Certificates may be exchanged as provided in the Warrant Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Warrant Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for Notes, thereby creating Treasury Equity Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Warrant Agreement, for so long as the Warrant underlying an Equity Unit remains in effect, such Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Equity Unit in respect of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Warrant constituting such Equity Unit may be transferred and exchanged only as an Equity Unit.

            The Holder of Equity Units may substitute for the Pledged Notes, securing such Holder's obligations under the related Warrants, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the Pledged Notes, in accordance with the terms of the Warrant Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Security for which such Pledged Treasury Securities secures the Holder's obligation under the Warrant shall be referred to as a "TREASURY EQUITY UNIT". A Holder may make such Collateral Substitution only in integral multiples of 40 Equity Units for 40 Treasury Equity Units. Such Collateral Substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Equity Units Certificate shall not exceed $500,000,000. All such adjustments to the equivalent aggregate Stated Amount of this Equity Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

            A Holder of Treasury Equity Units may recreate Equity Units by delivering to the Collateral Agent Notes, equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Warrant Agreement and the Pledge Agreement. A Holder may recreate Equity Units in integral multiples of 40 Treasury Equity Units for 40 Equity Units; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Equity Units, a Holder may not make such substitution.

            The Warrants and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Warrant Agent or the Company, if, on or prior to the Warrant Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Warrant Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

            Subject to and upon compliance with the provisions of the Warrant Agreement, at the option of the Holder thereof, Warrants underlying Securities may be settled early ("EARLY SETTLEMENT") as provided in the Warrant Agreement; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Equity Units, Holders may not make an Early Settlement of their Equity Units. In order to exercise the right to effect Early Settlement with respect to any Warrants evidenced by this Equity Units Certificate, the Holder of this Equity Units Certificate shall deliver to the Warrant Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Warrant Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the product of (A) $25 times (B) the number of Warrants with respect to which the Holder has elected to effect Early Settlement.

            Upon Early Settlement of Warrants by a Holder of the related Securities, the Pledged Notes underlying such Securities shall be released from the Pledge as provided in the

Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Warrant forming part of an Equity Unit as to which Early Settlement is effected equal to 1.7218 shares of Common Stock per Warrant (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Warrant Agreement.

            Upon registration of transfer of this Equity Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Warrant Agent pursuant to the Warrant Agreement), under the terms of the Warrant Agreement and the Warrants evidenced hereby and the transferor shall be released from the obligations under the Warrants evidenced by this Equity Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph. BY YOUR ACCEPTANCE OF THIS EQUITY UNITS CERTIFICATE, YOU AGREE THAT (1) YOU WILL TREAT THE WARRANTS FOR ALL UNITED STATES TAX PURPOSES AS A FORWARD PURCHASE CONTRACT FOR SHARES OF COMMON STOCK, AND (2) YOU WILL NOT TAKE ANY POSITION THAT IS INCONSISTENT WITH THE FOREGOING TREATMENT IN ANY TAX RETURN OR OTHER DOCUMENT FILED WITH ANY TAXING AUTHORITY, EXCEPT AS OTHERWISE REQUIRED BY LAW.

            The Holder of this Equity Units Certificate, by its acceptance hereof, authorizes the Warrant Agent to enter into and perform the related Warrants forming part of the Equity Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Warrants by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Warrants, consents to the provisions of the Warrant Agreement, authorizes the Warrant Agent to enter into and perform the Warrant Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, underlying this Equity Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Warrant Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, on the Warrant Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Warrant and such Holder shall acquire no right, title or interest in such payments.

            Subject to certain exceptions, the provisions of the Warrant Agreement may be amended with the consent of the Holders of a majority of the Warrants.

            The Warrants shall be governed by, and construed in accordance with, the laws of the State of New York.

            The Company, the Warrant Agent and its Affiliates and any agent of the Company or the Warrant Agent may treat the Person in whose name this Equity Units Certificate is registered as the owner of the Equity Units evidenced hereby for the purpose of receiving interest payments payable quarterly on the Notes or interest on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

            The Warrants shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

            A copy of the Warrant Agreement is available for inspection at the Corporate Trust Office of the Warrant Agent.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                      tenants in common

UNIF GIFT MIN ACT:                              Custodian
                              ------------                  ------------------
                                   (cust)                         (minor)

                              Under Uniform Gifts to Minors Act of _____________

TENANT:                       as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
               (Please insert Social Security or Taxpayer I.D. or
                      other Identifying Number of Assignee)

________________________________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Equity Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney ______________, to transfer said Equity Units Certificates on the books of Citizens Communications Company with full power of substitution in the premises.


Dated:__________________           Signature___________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Equity Units Certificates
                                            in every particular, without
                                            alteration or enlargement or any
                                            change whatsoever.


      Signature Guarantee: _________________________________

                             SETTLEMENT INSTRUCTIONS

            The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Warrant Settlement Date of the Warrants underlying the number of Equity Units evidenced by this Equity Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________                  ______________________________________
                                          Signature
                                          Signature Guarantee:__________________
                                          (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other   REGISTERED HOLDER
than the Holder, please (i) print such
Person's name and address and (ii)        Please print name and address of
provide a guarantee of your signature:    Registered Holder:


______________________________________    ______________________________________
Name                                      Name

______________________________________    ______________________________________
Address                                   Address


______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

Social Security or other
Taxpayer Identification
Number, if any                            ______________________________________

                            ELECTION TO SETTLE EARLY

            The undersigned Holder of this Equity Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Warrant Agreement with respect to the Warrants underlying the number of Equity Units evidenced by this Equity Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Warrants underlying Equity Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Equity Units, Holders may not early settle Equity Units. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Equity Units Certificate representing any Equity Units evidenced hereby as to which Early Settlement of the related Warrants is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________                  ________________________________
                                                        Signature

Signature Guarantee: ___________________________


            Number of Securities evidenced hereby as to which Early Settlement of the related Warrants is being elected:

If shares of Common Stock or Equity       REGISTERED HOLDER
Units Certificates are to be registered
in the name of and delivered to and
Pledged Notes, or the
Applicable Ownership Interest of the
Treasury Portfolio, as the case may be,
are to be transferred to a Person other
than the Holder, please print such
Person's name and address:

                                          Please print name and address of
                                          Registered Holder:

______________________________________    ______________________________________
Name                                      Name

______________________________________    ______________________________________

Address                                   Address

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

Social Security or other
Taxpayer Identification
Number, if any                            ______________________________________

Transfer Instructions for Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]
            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:


=================================================================================

                                                 Number of
                 Amount of       Amount of       Equity Units
                 increase in     decrease in     evidenced by    Signature of
                 Number of       Number of       this Global     authorized
                 Equity Units    Equity Units    Certificate     officer of
                 evidenced by    evidenced by    following such  Warrant Agent
                 the Global      the Global      decrease or     or Securities
Date             Certificate     Certificate     increase        Custodian


---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       FACE OF TREASURY EQUITY CERTIFICATE

            "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

No.__________________                                    Cusip No. 17453B 30 9
Number of Treasury Equity Units

                         CITIZENS COMMUNICATIONS COMPANY
                              TREASURY EQUITY UNITS

            This Treasury Equity Units Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury Equity Units set forth above. Each Treasury Equity Unit consists of (i) a 1/40 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Warrant with Citizens Communications Company, a Delaware corporation (the "COMPANY"). All capitalized terms used herein which are defined in the Warrant Agreement (as defined on the reverse hereof) have the meaning set forth therein.

            Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Warrant comprising part of such Treasury Equity Unit. Each Warrant evidenced hereby obligates the Holder of this Treasury Equity Units Certificate to purchase, and the Company, to sell, on August 17, 2004, at a price equal to $25 (the "STATED AMOUNT"), a number of shares of Common Stock, $0.25 par value ("Common Stock"), of the Company, equal to the Settlement Rate, unless prior to or on the Warrant Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury Equity Unit of which such Warrant is a part, all as provided in the Warrant Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Warrant evidenced hereby, if not paid earlier, shall be paid on the Warrant Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Warrant of the Treasury Equity Unit of which such Warrant is a part.

            Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Warrant Agent by manual signature, this Treasury Equity Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Warrant Agreement or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          Citizens Communications Company

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          HOLDER SPECIFIED ABOVE (as to
                                          obligations of such Holder under the
                                          Warrants)


                                          By: THE CHASE MANHATTAN BANK,
                                              not individually but solely as
                                              Attorney-in-Fact of such Holder


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

DATED:

                        CERTIFICATE OF AUTHENTICATION OF
                                  WARRANT AGENT

            This is one of the Treasury Equity Units referred to in the within-mentioned Warrant Agreement.

                                          By: THE CHASE MANHATTAN BANK,
                                              as Warrant Agent

                                          By:
                                              --------------------------------
                                              Authorized Officer

                 (REVERSE OF TREASURY EQUITY UNITS CERTIFICATE)

            Each Warrant evidenced hereby is governed by a Warrant Agreement, dated as of June 19, 2001 (as may be supplemented from time to time, the "WARRANT AGREEMENT") between the Company and The Chase Manhattan Bank, as Warrant Agent (including its successors thereunder, herein called the "WARRANT AGENT"), to which the Warrant Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders and of the terms upon which the Treasury Equity Units Certificates are, and are to be, executed and delivered.

            Unless a Cash Settlement or an Early Settlement has occurred, each Warrant evidenced hereby obligates the Holder of this Treasury Equity Units Certificate to purchase, and the Company to sell, on the Warrant Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE") a number of shares of Common Stock equal to the Settlement Rate, unless prior to the Warrant Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Warrant is a part or an Early Settlement shall have occurred. The "SETTLEMENT RATE" is equal to:

                  (1) if the Applicable Market Value (as defined below) is greater than or equal to $14.52 (the "THRESHOLD APPRECIATION Price"),
      1.7218 shares of Common Stock per Warrant;

                  (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $12.10 (the "REFERENCE PRICE"), the number of shares of Common Stock per Warrant having a value, based on the Applicable Market Value, equal to $25; and

                  (3) if the Applicable Market Value is less than or equal to the Reference Price, then 2.0661 shares of Common Stock per Warrant,

in each case subject to adjustment as provided in the Warrant Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

            No fractional shares of Common Stock will be issued upon settlement of Warrants, as provided in Section 5.09 of the Warrant Agreement.

            Each Warrant evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Treasury Equity Unit to purchase at the Purchase Price for cash, and the Company to sell, a number of shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

            The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Warrant Settlement Date.

            The "CLOSING PRICE" per share of Common Stock on any date of determination means the:

                  (1) closing sale price (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

                  (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

                  (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The NASDAQ National Market;

                  (4) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

            A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

            In accordance with the terms of the Warrant Agreement, the Holder of this Treasury Equity Unit shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Warrant evidenced hereby either by effecting a Cash Settlement or an Early Settlement of each such Warrant or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury Equity Unit equal to the Stated Amount of such Warrant to the purchase of the Common Stock. A Holder of Treasury Equity Unit who does not effect, prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Warrant Settlement Date, an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Warrant from the proceeds of the Pledged Treasury Securities.

            The Company shall not be obligated to issue any shares of Common Stock in respect of a Warrant or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

            Each Warrant evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Warrant Agent and to the Holders, at their addresses as they appear in the Treasury Equity Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury Equity Unit. A Treasury Equity Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury Equity Unit, in accordance with the terms of the Warrant Agreement and the Pledge Agreement.

            The Treasury Equity Units Certificates are issuable only in registered form and only in denominations of a single Treasury Equity Unit and any integral multiple thereof. The transfer of any Treasury Equity Certificate will be registered and Treasury Equity Certificates may be exchanged as provided in the Warrant Agreement. The Treasury Equity Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Warrant Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes, for Treasury Securities, thereby recreating Equity Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Warrant Agreement, for so long as the Warrant underlying a Treasury Equity Unit remains in effect, such Treasury Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Equity Unit in respect of the Treasury Security and the Warrant constituting such Treasury Equity Unit may be transferred and exchanged only as a Treasury Equity Unit.

            A Holder of Treasury Equity Units may recreate Equity Units by delivering to the Collateral Agent, Notes with a principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Warrant Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as a "Equity UNIT". Any such creation of Equity Units may be effected in multiples of 40 Treasury Equity Units for 40 Equity Units; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Equity Units, a Holder may not make such substitution. Such substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Treasury Units Certificate shall not exceed $500,000,000. All such adjustments to the equivalent aggregate Stated Amount of this Equity Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

            A Holder of Equity Units may recreate Treasury Equity Units by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount at maturity of the Pledged Notes, as the case may be, in accordance with the terms of the Warrant Agreement and the Pledge Agreement. Any such recreation of Treasury Equity Units may be effected only in multiples of 40 Equity Units for 40 Treasury Equity Units; provided, however, if a Tax Event

Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Equity Unit, a Holder may not make such Collateral Substitution.

            The Warrants and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Warrant Agent or the Company, if, on or prior to the Warrant Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Warrant Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury Equity Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury Equity Unit, in accordance with the terms of the Warrant Agreement and the Pledge Agreement.

            Subject to and upon compliance with the provisions of the Warrant Agreement, at the option of the Holder thereof, Warrants underlying Securities may be settled early ("EARLY SETTLEMENT") as provided in the Warrant Agreement. In order to exercise the right to effect Early Settlement with respect to any Warrants evidenced by this Treasury Equity Unit, the Holder of this Treasury Equity Units Certificate shall deliver to the Warrant Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Warrant Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the product of (A) $25 times (B) the number of Warrants with respect to which the Holder has elected to effect Early Settlement.

            Upon Early Settlement of Warrants by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Warrant forming part of a Treasury Equity Unit as to which Early Settlement is effected equal to 1.7218 shares of Common Stock per Warrant (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Warrant Agreement.

            Upon registration of transfer of this Treasury Equity Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Warrant Agent pursuant to the Warrant Agreement), under the terms of the Warrant Agreement and the Warrants evidenced hereby and the transferor shall be released from the obligations under the Warrants evidenced by this Treasury Equity Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph. BY YOUR ACCEPTANCE OF THIS TREASURY EQUITY UNITS CERTIFICATE, YOU AGREE THAT (1) YOU WILL TREAT THE WARRANTS FOR ALL UNITED STATES TAX PURPOSES AS A FORWARD PURCHASE CONTRACT FOR SHARES OF COMMON STOCK, AND (2) YOU WILL NOT TAKE ANY POSITION THAT IS INCONSISTENT WITH THE FOREGOING TREATMENT ON ANY TAX RETURN OR OTHER DOCUMENT FILED WITH ANY TAXING AUTHORITY, EXCEPT AS OTHERWISE REQUIRED BY LAW.

            The Holder of this Treasury Equity Units Certificate, by its acceptance hereof, authorizes the Warrant Agent to enter into and perform the related Warrants forming part of the Treasury Equity Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Warrants by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Warrants, consents to the provisions of the Warrant Agreement, authorizes the Warrant Agent to enter into and perform the Warrant Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Equity Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Warrant Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Warrant Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Warrant and such Holder shall acquire no right, title or interest in such payments.

            Subject to certain exceptions, the provisions of the Warrant Agreement may be amended with the consent of the Holders of a majority of the Warrants.

            The Warrants shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

            The Company, the Warrant Agent and its Affiliates and any agent of the Company or the Warrant Agent may treat the Person in whose name this Treasury Equity Units Certificate is registered as the owner of the Treasury Equity Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, performance of the Warrants and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

            The Warrants shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

            A copy of the Warrant Agreement is available for inspection at the Corporate Trust Office of the Warrant Agent.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                as tenants in common

UNIF GIFT MIN ACT:                        Custodian
                        ------------                  ------------------
                             (cust)                         (minor)
                        Under Uniform Gifts to Minors Act of
                                                             -----------------

TENANT:                 as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                             -----------------------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
                 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

________________________________________________________________________________
  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Equity Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Equity Units Certificates on the books of Citizens Communications Company with full power of substitution in the premises.

Dated: _______________________      Signature ______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Equity Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     ---------------------------------

                             SETTLEMENT INSTRUCTIONS

            The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Warrant Settlement Date of the Warrants underlying the number of Equity Units evidenced by this Equity Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________            ______________________________________
                                          Signature
                                          Signature Guarantee:__________________
                                          (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other   REGISTERED HOLDER
than the Holder, please (i) print
such Person's name and address and        Please print name and address of
(ii) provide a guarantee of               Registered Holder:
your signature:

_____________________________________     ______________________________________
Name                                      Name

_____________________________________     ______________________________________
Address                                   Address

_____________________________________     ______________________________________

_____________________________________     ______________________________________

_____________________________________     ______________________________________

Social Security or other
Taxpayer Identification
Number, if any                            ______________________________________

                            ELECTION TO SETTLE EARLY

            The undersigned Holder of this Treasury Equity Units Certificate irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Warrant Agreement with respect to the Warrants underlying the number of Treasury Equity Units evidenced by this Treasury Equity Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Warrants underlying Treasury Equity with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Equity Units Certificate representing any Treasury Equity Units evidenced hereby as to which Early Settlement of the related Warrants is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________            ______________________________________
                                          Signature

Signature Guarantee: ___________________________

            Number of Securities evidenced hereby as to which Early Settlement of the related Warrants is being elected:

If shares of Common Stock of Treasury     REGISTERED HOLDER
Equity Units Certificates are to be
registered in the name of and delivered
to and Pledged Treasury Securities are
to be transferred to a Person other
than the Holder, please print
such Person's name and address:

                                          Please print name and address of
                                          Registered Holder:

______________________________________    ______________________________________
Name                                      Name

______________________________________    ______________________________________
Address                                   Address

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

Social Security or other
Taxpayer Identification
Number, if any                            ______________________________________

Transfer Instructions for Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]
            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:


================================================================================

                                                 Number of
                 Amount of       Amount of       Treasury
                 increase in     decrease in     Equity Units    Signature of
                 Number of       Number of       evidenced by    authorized
                 Treasury        Treasury        this Global     officer of
                 Equity Units    Equity Units    Certificate     Warrant Agent
                 evidenced by    evidenced by    following such  or Securities
Date             the Global      the Global      decrease or     Custodian
                 Certificate     Certificate     increase

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

                                                                      EXHIBIT C

                          INSTRUCTION TO WARRANT AGENT

The Chase Manhattan Bank, as Warrant Agent
450 West 33rd Street
New York, New York 10001
Attention:  Institutional Trust Services


            Re:   [_______  Equity Units] [_______ Treasury Equity Units] of
Citizens Communications Company, a Delaware corporation (the "COMPANY").

            The undersigned Holder hereby notifies you that it has delivered to
(a) The Bank of New York, as Collateral Agent $____ aggregate principal amount of Notes or (b) The Bank of New York, as Securities Intermediary, for credit to the Collateral Account, $_____ aggregate amount of Treasury Securities or security entitlements with respect thereto in exchange for the [Pledged Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of June 19, 2001 (the "PLEDGE AGREEMENT"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Securities Intermediary and the Custodial Agent. The undersigned Holder has paid all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes] [Pledged Notes] [Pledged Treasury Securities] related to such [Equity Units] [Treasury Equity Units].

Dated: _______________________            ______________________________________
                                          Signature

                  Signature Guarantee: ____________________________\

_______________________________
TRADES Account No. of Holder

_______________________________
DTC Account No. of Holder

Please print name and address of Registered Holder:

____________________________________      ______________________________________
Name                                      Social Security or other Taxpayer
                                          Identification Number, if any
Address

_____________________________________

_____________________________________

_____________________________________

                                                                       EXHIBIT D

                            NOTICE FROM WARRANT AGENT
                                   TO HOLDERS

         (Transfer of Collateral upon Occurrence of a Termination Event)


[HOLDER]

_______________________________
_______________________________
Attention:
Telecopy: _____________________

            Re: [__________ Equity Units][______ Treasury Equity Units] of Citizens Communications Company, a Delaware corporation (the "COMPANY").

            Please refer to the Warrant Agreement, dated as of June 19, 2001 (the "WARRANT AGREEMENT"; unless otherwise defined herein, terms defined in the Warrant Agreement are used herein as defined therein), between the Company and the undersigned, as Warrant Agent and as attorney-in-fact for the holders of Equity Units and Treasury Equity Units from time to time.

            We hereby notify you that a Termination Event has occurred and that [the Notes][the Treasury Securities] [Applicable Ownership Interest in the Treasury Portfolio] underlying your ownership interest in _____ [Equity Units] [Treasury Equity Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Notes][Treasury Securities] [Applicable Ownership Interest in the Treasury Portfolio] (the "RELEASED SECURITIES").

            Pursuant to Section 3.15 of the Warrant Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Equity Units][Treasury Equity Units] effected through book-entry or by delivery to us of your [Equity Units Certificate][Treasury Equity Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any interest payments thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Equity Units][Treasury Equity Units] are transferred or your [Equity Units Certificate] [Treasury Equity Units Certificate] is surrendered or satisfactory evidence is provided that such [Equity Units Certificate][Treasury Equity Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date: __________________                  By:  THE CHASE MANHATTAN BANK, as
                                               Warrant Agent

                                               _________________________________
                                               Name:
                                               Title: Authorized Signatory

                                                                      EXHIBIT E

                           NOTICE TO SETTLE WITH CASH



The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Institutional Trust Services

Re: [_______ Equity Units] [_______ Treasury Equity Units] of Citizens Communications Company, a Delaware corporation (the "COMPANY").

            The undersigned Holder hereby irrevocably notifies you in accordance with Section of the Warrant Agreement, dated as of June 19, 2001 (the "WARRANT AGREEMENT"; unless otherwise defined herein, terms defined in the Warrant Agreement are used herein as defined therein), between the Company and you, as Warrant Agent and as Attorney-in-Fact for the Holders of the Warrants, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 5:00 p.m. (New York City time) on the [fourth] [second] Business Day immediately preceding the Warrant Settlement Date (in lawful money of the United States wire transfer, in immediately available funds), $______ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Warrants on the Warrant Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such cash settlement with respect to the Warrants related to such Holder's [Equity Units] [Treasury Equity Units].

Dated: _______________________            ______________________________________
                                          Signature

                  Signature Guarantee: _________________________________

Please print name and address of Registered Holder:

                                                                       EXHIBIT F

                            NOTICE FROM WARRANT AGENT
                     TO REMARKETING AGENT, COLLATERAL AGENT
                      AND INDENTURE TRUSTEE AND THE COMPANY
                   (Settlement of Warrant through Remarketing)


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036
Attention:  Equity Capital Markets Syndicate Desk
Telecopy: (212) 761-0538

The Bank of New York
101 Barclay Street
New York, New York 10004
Attention: Corporate Trust Administration
             - Corporate Finance Unit
Telecopy: (212) 815-5915

Citizens Communications Company
3 High Ridge Park
Stamford, Connecticut 06905
Telecopier No.: (203) 614-4651
Attention: Secretary & Treasurer

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Institutional Trust Services
Telecopy: (212) 946-8177

                   Re: __________ Equity Units of Citizens Communications Company, a Delaware corporation (the "COMPANY").

            Please refer to the Warrant Agreement, dated as of June 19, 2001 (the "Warrant Agreement"; unless otherwise defined herein, terms defined in the Warrant Agreement are used herein as defined therein), between the Company and the undersigned, as Warrant Agent and as attorney-in-fact for the Holders of Equity Units from time to time.

            In accordance with SECTION 5.02 of the Warrant Agreement and, based on instructions received from Holders of Equity Units as of 5:00 p.m. (New York City time), on the fifth Business Day preceding the Warrant Settlement Date, we hereby notify you that ______ Notes are to be tendered for purchase in the Remarketing.

Date:                               By:   THE CHASE MANHATTAN BANK, as
                                          Warrant Agent


                                          ______________________________________
                                          Name:
                                          Title:  Authorized Officer




                                      F-2